UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ALTERYX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023 Proxy Statement

April 4, 2023
To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Alteryx, Inc. The meeting will be held exclusively online via webcast on Wednesday, May 17, 2023 at 8:00 a.m. Pacific Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/AYX2023, where you will be able to listen to the meeting live and, by entering your 16-digit control number, submit questions and vote online.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, our annual report and proxy card, each of which is enclosed.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please cast your vote as soon as possible by Internet, telephone or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting whether or not you attend. Returning the proxy does not affect your right to attend the virtual Annual Meeting and to vote your shares during the virtual Annual Meeting.
Sincerely,

Dean A. Stoecker
Executive Chairman
YOUR VOTE IS IMPORTANT
All stockholders are cordially invited to attend the virtual Annual Meeting.
Whether or not you plan to attend the virtual Annual Meeting, you are encouraged to submit your proxy and voting instructions via the Internet or by telephone or, if you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote during the virtual Annual Meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the virtual Annual Meeting. You may do so automatically by voting online during the Annual Meeting, or by delivering to us a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, MAY 17, 2023: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

2023 Proxy Statement
ALTERYX, INC.
17200 Laguna Canyon Road
Irvine, California 92618
Notice of Annual Meeting of Stockholders
Time and Date:
Wednesday, May 17, 2023 at 8:00 a.m. Pacific Time
Virtual Meeting Site:
www.virtualshareholdermeeting.com/AYX2023
Items of Business:
1.	Elect three Class III directors of Alteryx, Inc., each to serve a three-year term expiring at the 2026 annual meeting of stockholders and until such director’s successor is duly elected and qualified.
2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.
3.	Approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in this proxy statement.
4.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Record Date:
Only stockholders of record at 5:00 p.m. Pacific Time on March 23, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.
Proxy Voting:

Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. For questions regarding your stock ownership, you may contact us through our website at https://investor.alteryx.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC, through its website at www.astfinancial.com or by phone at (800) 937-5449.

This notice of the Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about April 4, 2023.

Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Christopher M. Lal
Chief Legal Officer and Corporate Secretary
Irvine, California
April 4, 2023

ALTERYX, INC. Proxy Statement for 2023 Annual Meeting of Stockholders

2023 Proxy Statement

2023 Proxy Statement
Cautionary Note Regarding
Forward-Looking Statements
This proxy statement includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties, including statements regarding our expectations with respect to annual recurring revenue and operating profitability; macroeconomic conditions and related impacts; our ability to execute our growth, go-to-market and product strategies, including with respect to our cloud offerings; our ability to assist our customers with their digital transformation efforts and the extent of the anticipated impact of data science and analytics on business and societal transformation; our ability to scale our products and operations and introduce new product innovation; our plans for corporate social responsibility, including our strategies, reporting and ultimate impacts with respect thereto; the potential success of our strategic alliances; and other future events.
These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: our history of losses; our ability to develop, release and gain market acceptance of product and service enhancements and new products and services to respond to rapid technological change in a timely and cost-effective manner; our dependence on our software platform for substantially all of our revenue; volatile and significantly weakened global economic conditions; our ability to manage our growth and the investments made to grow our business effectively; our ability to develop a successful business model to sell products and services acquired or to integrate such products or services into our existing products and services; our ability to attract new customers and retain and expand sales to existing customers; our ability to establish and maintain successful relationships with our channel partners; intense and increasing competition in our market; the rate of growth in the market for analytics products and services; our dependence on technology and data licensed to us by third parties; risks associated with our international operations; our ability to develop, maintain and enhance our brand and reputation cost-effectively; litigation and related costs; security breaches; and other general market, political, economic and business conditions, including, but not limited to, impacts related to the ongoing conflict in Ukraine, inflationary pressures, rising interest rates and turmoil in the U.S. banking system; and other risks and uncertainties listed in our Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed with the U.S. Securities and Exchange Commission to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
2023 PROXY STATEMENT | 1

2023 Proxy Statement
Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. You should read the entire proxy statement before voting.
Who We Are
We are a leader in analytics automation. The Alteryx Analytics Automation Platform empowers “analytics for all” by delivering easy, end-to-end automation of data engineering, analytics, reporting, machine learning and data science processes, enabling enterprises to democratize data analytics across their organizations for a broad range of use cases. Whether working in the cloud or on-premise, data workers, regardless of technical acumen, are empowered to be curious and solve problems. With the Alteryx Analytics Automation Platform, users can automate the full range of analytics and data science processes, embed intelligent decision-making and actions, and empower their organization to enable top and bottom-line impact, efficiency gains and rapid upskilling.
What We Value
We are committed to supporting the development of our employees and to continuously building on our strong culture. Rooted in our five core values of Customer First, Accountability, Equality, Integrity and Empowerment, our employees and our leadership team are focused on a culture of values in action across each dimension of the employee experience.

Board Highlights
Our board of directors remains focused on regular review and enhancement of its composition, oversight and governance practices and on succession planning to enable our board of directors to continue effective oversight of the company and our business.

2 | 2023 PROXY STATEMENT

2023 Proxy Statement
Meeting Agenda and Voting Recommendations

PROPOSAL NO. 1			BOARD’S RECOMMENDATION “FOR” this Proposal
ELECTION OF DIRECTORS
We are asking our stockholders to elect three Class III directors for a three-year term expiring at the 2026 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. The table below sets forth information with respect to our three nominees standing for election. All of the nominees are currently serving as directors. Additional information about our director nominees and their respective qualifications can be found under the section titled “Proposal No. 1 Election of Directors—Nominees to Our Board of Directors.”

Name	Age	Director Since
Charles R. Cory	68	March 2016
Jeffrey L. Horing	59	September 2014
Dean A. Stoecker	66	March 1997

PROPOSAL NO. 2			BOARD’S RECOMMENDATION “FOR” this Proposal
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the audit committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. Information regarding fees paid to Deloitte & Touche LLP during 2022 and 2021 can be found under the section titled “Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm.”

PROPOSAL NO. 3			BOARD’S RECOMMENDATION “FOR” this Proposal
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are asking our stockholders to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers. Information regarding named executive officer compensation can be found in the section titled “Executive Compensation.” We hold this advisory vote on an annual basis.

2023 PROXY STATEMENT | 3

2023 Proxy Statement
ALTERYX, INC.
17200 Laguna Canyon Road
Irvine, California 92618
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
April 4, 2023
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the board of directors of Alteryx, Inc. for use at our 2023 Annual Meeting of Stockholders, or Annual Meeting, to be held exclusively online via webcast on Wednesday, May 17, 2023 at 8:00 a.m. (Pacific Time), and any adjournment or postponement thereof. There is no physical location for the Annual Meeting. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting, or Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 4, 2023. An Annual Report for the year ended December 31, 2022 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. In this Proxy Statement, we refer to Alteryx, Inc. as “Alteryx”, “we” or “us.” References to our website in this Proxy Statement, including to our Employer Information Report (EEO-1), are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.
Internet Availability of Proxy Materials
In accordance with U.S. Securities and Exchange Commission, or SEC, rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.
4 | 2023 PROXY STATEMENT

2023 Proxy Statement
General Information About the Meeting
Purpose of the Annual Meeting
You are receiving this Proxy Statement because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
Record Date; Quorum
Only holders of record of our Class A common stock and Class B common stock at the close of business on March 23, 2023, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 62,539,960 shares of Class A common stock and 7,886,450 shares of Class B common stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters.
The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting or if you have properly submitted a proxy.
Attending and Participating in the Annual Meeting
Below are instructions on how to attend the Annual Meeting:
•
The meeting platform for the Annual Meeting is available at: www.virtualshareholdermeeting.com/AYX2023. You may log into the meeting platform beginning at 7:45 a.m. Pacific Time / 10:45 a.m. Eastern Time on May 17, 2023. The Annual Meeting will begin promptly at 8:00 a.m. Pacific Time / 11:00 a.m. Eastern Time.

•
You may access the Annual Meeting as a guest without the 16-digit control number provided in your proxy materials, but will not be able to submit questions or vote without using the provided 16-digit control number.

•	Stockholders of record and beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting using their 16-digit control number.
•
If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/AYX2023, type your question into the “Ask a Question” field and click “Submit.” If your question is properly submitted during the relevant portion of the Annual Meeting agenda, we may respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. We reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to our business or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting).

•
If we experience technical difficulties during the Annual Meeting (e.g., a temporary or prolonged power outage), we will determine whether the Annual Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Annual Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/AYX2023. If you encounter technical difficulties accessing our meeting or asking questions during the Annual Meeting, a support line will be available on the login page of the virtual meeting website.

2023 PROXY STATEMENT | 5

2023 Proxy Statement
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of 5:00 p.m. Pacific Time on the Record Date, each share of Class A common stock represents one vote and each share of Class B common stock represents ten votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares during the Annual Meeting unless you request and obtain (i) a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting and (ii) a 16-digit control number. Beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting using their 16-digit control number.
Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL”, “WITHHOLD ALL” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” the proposal. Approval, on a non-binding advisory basis, of the compensation of our named executive officers will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” the proposal. Abstentions (shares present at the Annual Meeting and marked “abstain”) are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon. A “WITHHOLD ALL” with respect to the election of directors will have the same effect as an abstention.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023 is considered a routine matter. The other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
6 | 2023 PROXY STATEMENT

2023 Proxy Statement
Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
Our board of directors recommends that you vote “FOR ALL” nominees in the election of the Class III directors named in this Proxy Statement, or Proposal No. 1, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023, or Proposal No. 2, and “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement, or Proposal No. 3. None of our directors has any substantial interest in any matter to be acted upon, other than, with respect to the directors so nominated, their elections to office under Proposal No. 1. None of our executive officers has any substantial interest in any matter to be acted upon.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•	vote during the Annual Meeting—stockholders who attend the Annual Meeting may vote online during the Annual Meeting;
•	vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your proxy card; or
•
vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed and dated proxy card must be received by 11:59 p.m. Eastern Time on May 16, 2023.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on May 16, 2023. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote online should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, e-mail, telephone, facsimile, or by other similar means. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to
2023 PROXY STATEMENT | 7

2023 Proxy Statement
request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again by telephone or through the Internet; or
•	attending and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.
8 | 2023 PROXY STATEMENT

2023 Proxy Statement
Board of Directors and Committees of the Board of Directors; Corporate Governance, Social Impact and Stockholder Outreach
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the “Investors” section of our website, which is located at https://investor.alteryx.com, by clicking “Governance Documents” in the “Governance” section of our website. Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our board of directors as warranted.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, our board of directors shall designate a “lead independent director” by a majority vote of the independent directors. In cases in which the chairperson and chief executive officer are the same person, the chairperson schedules and sets the agenda for meetings of our board of directors in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. The responsibilities of the lead independent director include: presiding over executive sessions of independent directors, serving as a liaison between the chairperson and the independent directors, consulting with the chairperson regarding the information sent to our board of directors in connection with its meetings, having the authority to call meetings of our board of directors and meetings of the independent directors, being available under appropriate circumstances for consultation and direct communication with stockholders and performing such other functions and responsibilities as requested by our board of directors from time to time.
Currently, our board of directors believes that our leadership structure is appropriate for us and our stockholders, but that it should maintain flexibility to select the chairperson of our board of directors and adjust our board leadership structure from time to time. Mr. Stoecker, who previously served as our Chief Executive Officer, is currently Executive Chairman and the Chairman of our board of directors and continues to provide our board of directors with an invaluable resource in his in-depth knowledge of our business, platform and operations and, more generally, the software technology industry. Mr. Warmenhoven currently serves as the lead independent director, maintaining a strong, independent and active board. Mr. Warmenhoven was selected as our lead independent director due to his extensive experience in the technology industry as well as his leadership capabilities based on his experience as a board member and senior executive in the technology industry. As lead independent director, Mr. Warmenhoven presides over periodic meetings of our independent directors, serves as a liaison between the chairperson of our board of directors and the independent directors and performs such additional duties as our board of directors may otherwise determine and delegate. In our current board leadership structure, and as described in our Corporate Governance Guidelines, Mr. Stoecker and Mr. Warmenhoven consult with one another in directing the periodic administrative duties of the board of directors, such as scheduling and setting agendas for meetings of our board of directors, amongst other responsibilities, on behalf of the company. As appropriate, and as described in our Corporate Governance
2023 PROXY STATEMENT | 9

2023 Proxy Statement
Guidelines, Mr. Warmenhoven also participates in meetings with our stockholders from time to time. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors and sound corporate governance policies and practices.
Our Board of Directors’ Role in Risk Oversight

Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes. Our management reporting processes are designed to provide our board of directors and our personnel responsible for risk assessment with visibility into the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, cybersecurity, privacy, compliance and reputational risks. Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting and evaluates the risks inherent in significant transactions. For example, in 2022, we conducted our annual enterprise risk assessment to identify and prioritize risks that could impact our performance objectives. Identified risks and proposed mitigation plans were developed by members of management, provided to our board of directors and utilized as an input during subsequent strategy meetings.
Each committee of our board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management, reviews our major financial risk exposures, our internal control over financial reporting, our disclosure controls and procedures, and legal and regulatory compliance and, among other things, discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. As part of its independent risk oversight function, our audit committee devotes significant time and attention to cybersecurity, data privacy and information security risk and cyber incident preparedness and response. We have a data protection officer within the Legal function who reports on privacy matters directly to our Chief Legal Officer. We also maintain a dedicated Information Security function that provides regular reports to our audit committee on cyber threats, incident response and progress towards internal goals. These reports address a range of topics, including the threat environment, updates on technology trends, updates on product security, updates on infrastructure security, policies and practices, and specific and ongoing efforts to prevent, detect and respond to internal and external critical threats.
10 | 2023 PROXY STATEMENT

2023 Proxy Statement
Our compensation committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of our board of directors and succession plans for our senior management positions and reviews and discusses the narrative disclosure regarding our board of directors’ leadership structure and role in risk oversight. Our nominating and corporate governance committee also oversees our corporate responsibility and sustainability programs and reviews and assesses with management our performance, risks, controls and procedures relating to corporate responsibility and sustainability. As part of its oversight of corporate responsibility and sustainability programs, our nominating and governance committee oversees environmental, social and governance, or ESG, matters, which may include, among other things, review of any greenhouse gas emissions and other climate matters. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Independence of Directors
The listing rules of the New York Stock Exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.
In addition, audit committee members must satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors conducts an annual review of the independence of our directors. In its most recent review, our board of directors determined that Charles R. Cory, Jeffrey L. Horing, Anjali Joshi, Timothy I. Maudlin, CeCe Morken, Eileen M. Schloss and Dan Warmenhoven, representing seven of our nine directors, are “independent directors” as defined under the applicable rules, regulations and listing standards of the New York Stock Exchange and the applicable rules and regulations promulgated by the SEC. Our board of directors has also determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and satisfy the relevant SEC and New York Stock Exchange independence requirements for such committees. Neither Mr. Anderson nor Mr. Stoecker are “independent directors” as defined under the applicable rules, regulations and listing standards of the New York Stock Exchange or the applicable rules and regulations promulgated by the SEC by virtue of their positions as officers of the company during the last three years.
Committees of Our Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below.
Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available, without charge, upon request in writing to Alteryx, Inc., 17200 Laguna Canyon Road, Irvine, California 92618, Attn: Corporate Secretary, or in the “Investors” section of our website, which is located at https://investor.alteryx.com, by clicking on “Governance Documents” in the “Governance” section of our website. Members serve on these committees until they resign or until otherwise determined by our board of directors.
2023 PROXY STATEMENT | 11

2023 Proxy Statement
Audit Committee
Our audit committee is responsible for, among other things:

• selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

• reviewing the independence of the independent registered public accounting firm;

• discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

• establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

• considering the adequacy of our internal controls and internal audit function;

• reviewing certain related-party transactions or those that require disclosure;

• reviewing cybersecurity and other information technology risks, controls and procedures; and

• approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Each member of our audit committee is financially literate as required by the current New York Stock Exchange listing standards.
5 MEETINGS IN 2022 Acted by unanimous written consent two times
MEMBERS: Timothy I. Maudlin (Chair) Charles R. Cory CeCe Morken
INDEPENDENCE: Each member of the committee is independent under applicable rules
AUDIT COMMITTEE FINANCIAL EXPERTS: Each of Mr. Cory and Mr. Maudlin are Audit Committee Financial Experts as defined by SEC rules
Compensation Committee
Our compensation committee is responsible for, among other things:

• reviewing and approving the compensation of our executive officers;

• reviewing and recommending to our board of directors the compensation of our directors;

• reviewing and approving the compensation of our Executive Chairman, if any;

•  administering our equity incentive plans;

• reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans;

• reviewing our overall compensation goals and objectives; and

• assessing the risks of our compensation program.
9 MEETINGS IN 2022 Acted by unanimous written consent 18 times
MEMBERS: Eileen M. Schloss (Chair) Charles R. Cory Dan Warmenhoven
INDEPENDENCE: Each member of the committee is independent under applicable rules
12 | 2023 PROXY STATEMENT

2023 Proxy Statement
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for, among other things:

• identifying and recommending candidates for membership on our board of directors;

• recommending directors to serve on board committees;

• reviewing the succession plans for our senior management positions;

• reviewing and recommending changes to our corporate governance guidelines and policies;

• overseeing policies and programs concerning corporate responsibility and sustainability, including environmental, social and corporate governance matters;

• reviewing proposed waivers of the code of conduct for directors, executive officers and employees (with waivers for directors or executive officers to be approved by our board of directors);

• evaluating, and overseeing the process of evaluating, the performance of our board of directors and committees; and

• assisting our board of directors on other corporate governance matters.
5 MEETINGS IN 2022 Acted by unanimous written consent one time
MEMBERS: Dan Warmenhoven (Chair) Anjali Joshi Eileen M. Schloss
INDEPENDENCE: Each member of the committee is independent under applicable rules
2023 PROXY STATEMENT | 13

2023 Proxy Statement
Compensation Committee Interlocks and Insider Participation
The members of our compensation committee during the year ended December 31, 2022 included Mr. Cory, Mr. Maudlin, Ms. Schloss and Mr. Warmenhoven. No member of our compensation committee in 2022 was at any time during 2022 or at any other time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act, or Regulation S-K. During 2022, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2022, our board of directors met five times and acted by unanimous written consent seven times, the audit committee met five times and acted by unanimous written consent two times, the compensation committee met nine times and acted by unanimous written consent 18 times and the nominating and corporate governance committee met five times and acted by unanimous written consent one time. During 2022, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served. During 2022, director attendance at meetings of our board of directors and each of its committees was 100%.
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. All members of our board of directors attended the 2022 annual meeting of stockholders.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, Mr. Warmenhoven, is the presiding director at these meetings.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
Alteryx, Inc.
c/o Corporate Secretary
17200 Laguna Canyon Road
Irvine, California 92618
14 | 2023 PROXY STATEMENT

2023 Proxy Statement
Social Impact Program
We are committed to protecting and fostering diversity and well-being on our teams, engaging in giving back to the communities where we live and work and building sustainability into our growth strategy. As we continued developing a meaningful social impact strategy, during 2022 we grew our Social Impact team to regionalize our efforts in the Europe, Middle East and Africa region and in the Asia-Pacific and Japan region.
Community Responsibility
We recognize the importance of a thoughtful approach to corporate citizenship and sustainability. We are proud to offer our social impact programs, including:
Through our employees and initiatives
We are on a mission to democratize analytics and channel the power of our workforce to address global challenges and accelerate progress. Alteryx for Good, our social impact program, is designed to reach the community through a focus on five core pillars: Health, Education, Workforce Development, Basic Needs and Sustainability. We believe in supporting the communities where we live and work, and we provide each full-time employee 20 paid hours per year to volunteer with any verified nonprofit organization that is meaningful to them. In addition, we host regular volunteer events for employees, encourage teams to incorporate volunteering into their events and incorporate volunteering into our company conferences. During our in-person new employee orientation programs, we provide an overview of our social impact philosophy, programs and initiatives and provide our new employees with the opportunity to participate in volunteering experiences. During 2022, our employees donated more than 6,400 hours of their time on volunteer activities, an increase of over 100% since 2021, including by delivering toy jars for children fighting cancer, assembling STEM kits for teens in foster care, partnering with our local food banks and hosting park cleanups.

Additionally, we partner with nonprofits that are focused on serving underserved communities by filling gaps in data literacy, forging breakthrough career paths and creating positive social impact. In 2022, we donated over $725,000 to nonprofits that are aligned with our core focus areas, including increasing our investments in our strategic partnership program by over 100% since 2021.
2023 PROXY STATEMENT | 15

2023 Proxy Statement
We also invest in humanitarian aid efforts, especially ones that impact our employees. When the conflict broke out in early 2022 in Ukraine, where we have a research and development center, we provided grants to humanitarian organizations to help improve emergency preparedness and response delivery. Our humanitarian aid and related efforts in Ukraine from 2022 included, among other things:
•	raising over $140,000 for Ukrainian relief efforts through employee giving;
•	donating $100,000 to Médecins Sans Frontières, also known as Doctors Without Borders, an independent, impartial medical humanitarian assistance organization providing care during the conflict; and
•	collaborating with State Street Corporation to organize a free Alteryx training course for Ukrainians to help start their careers in information technology.
In addition to our strategic partnership program and humanitarian relief efforts, we believe it is our responsibility to help engage our employees in small acts of kindness that can contribute to major change and impact. In 2022, our employees supported over 300 nonprofit organizations through either volunteerism or monetary donations through the Alteryx for Good Giving Portal. Collectively, our employees made charitable contributions totaling approximately $225,000 during 2022.
We also continued to partner with Carver Federal Savings Bank to further invest in our surrounding communities and to support historically disadvantaged communities by depositing funds with community development banks.

To demonstrate our belief that data science and analytics has the power to change the world for the better, in 2022, we donated over 400 unique licenses for Alteryx products to 188 nonprofit organizations through our Tech for Good program, for a total value of over $1.8 million (based on our standalone selling price for specific products actually sold to for profit customers). Our Tech for Good program helps nonprofit organizations make insightful decisions faster by providing them with opportunities to collaborate with our network of employees, customers and partners via the Alteryx for Good Co-Lab.
Through our educational programs
In 2022, our SparkED program continued to provide educators and learners across all fields of study with free Alteryx software, teaching tools and learning resources so that they can question, understand and solve their challenges with data. Through SparkED, we hope to meet the demand for digital transformation powered by data analytics and data science in organizations of all sizes and empower a new generation of knowledge workers with the skills they need to advance their learning and career pathways.
The SparkED program is available for students and educators in higher education, continuing or online education programs, or independent career changers looking to upskill or reskill. As SparkED learners move through the program, they have access to the same materials used by business professionals to develop their analytics skills, including the opportunity to obtain Alteryx product use certifications, as well as access to potential internships and career opportunities with us, our global customers and our partners. Since 2019, we have distributed over 150,000 licenses to students, educators, career changers or as lab licenses across 48 different countries and over 930 academic institutions worldwide.

16 | 2023 PROXY STATEMENT

2023 Proxy Statement
Since the launch of the SparkED scholarship program in 2021, we have awarded scholarships totaling over $325,000 to 96 Alteryx SparkED Scholarship recipients. In 2022, we expanded the scholarship program to include students from outside of the United States, following nontraditional academic routes, and pursuing a variety of programs and concentrations.
Environmental, Social & Governance (ESG)
We are committed to building our ESG program to provide transparency and accountability to our social impact and corporate governance initiatives. Our nominating and corporate governance committee is responsible for overseeing our programs addressing corporate responsibility, sustainability and ESG matters. Our board of directors has been advised on and has also considered various climate-related matters that impact our business and that may impact our global footprint.
In 2021, we conducted an ESG materiality assessment to identify the areas and priorities that most impact our business and community. We partnered with qb. consulting, a women-owned and minority-led ESG consulting firm, to gather the perspectives of key internal and external stakeholders through a series of in-depth interviews. The results of the materiality assessment were reviewed in 2022 and are included below. These results continue to inform our ESG strategy by guiding our initiatives and disclosure on the areas identified as the most influential on our business success and most important to our stakeholders. We plan to report on these initiatives and our progress using one or more frameworks in our inaugural ESG Report, which we expect to publish in 2023. The information contained in our ESG Report is not intended to be incorporated into this Proxy Statement.

2023 PROXY STATEMENT | 17

2023 Proxy Statement
Environmental responsibility
We are committed to understanding our environmental impact and, in 2022, we launched our first greenhouse gas inventory to measure carbon emissions from both direct and indirect sources. The inventory uses a market- and location-based approach and follows the Greenhouse Gas Protocol. We intend to provide information related to our carbon emissions in our ESG Report in 2023.
We are also working to reduce our environmental impact and drive company-wide sustainability education and awareness through our workplace sustainability initiatives. We have formed stakeholder working groups to discuss the implementation of global standards that minimize the environmental impact of our workplaces and promote employees’ sustainable daily decisions at their work and home spaces. In 2022, we both continued and introduced several new sustainability initiatives, including:
•
maintaining our Leadership in Energy and Environmental Design, or LEED, gold certification, ENERGY STAR certification and UL Verified Healthy Building certification for our corporate headquarters in Irvine, California;

•
purchasing scientifically verified carbon offsets to neutralize the impact of a portion of our emissions related to employee business travel, in addition to maintaining a hybrid model for many of our global conferences, which allows participants to join virtually rather than in-person;

•
integrating sustainable practices into many of our global conferences and large-scale company gatherings, including selecting locations that have invested in sustainable infrastructure and are accessible by public transportation or bicycle, opting for reusable, recyclable or compostable materials when possible, donating food waste to local nonprofit organizations and implementing three-stream waste bins throughout the event facility;

•	offering sustainability index funds as options for U.S. employees to invest in through their 401(k)-retirement fund; and
•
continuing to utilize a leading cloud computing platform that has made public commitments regarding renewable energy usage to store, run and operate our cloud services, and partnering with a certified e-recycling program to properly decommission and dispose of old IT assets and hardware and to recover equipment for reuse, recycling or refurbishment.

We also continue to provide opportunities for our employees to join educational webinars, engage in virtual eco-challenges and volunteer in-person with local environmental nonprofit organizations. In 2022, we hosted our first global Earth Month celebration, which included 13 region-specific volunteering events and five global educational workshops and webinars. We also hosted our first E-Grand Prix, where employees had the opportunity to use Alteryx Designer to solve challenges relating to global warming and climate change, which resulted in charitable donations to three of our Tech for Good sustainability nonprofit partners.
Social Responsibility
Diversity, Equity, Inclusion and Belonging (DEI&B). We believe diversity, equity, inclusion and belonging are key to continuing our success and we seek employees who bring diverse backgrounds, experiences and perspectives to our company. We are committed to creating a diverse workforce at both the individual contributor and management levels and have established quarterly touchpoints with each executive leader to review and discuss their diversity goals and objectives. In 2022, we prioritized education by providing all employees with access to inclusivity training and bias awareness training, as well as monthly regional-specific webinars on topics such as psychological safety, building ally skills at work and shaping a culture of inclusion. We also launched DEI&B Pathways, where employees can complete microlessons to increase their knowledge in each area of diversity, equity, inclusion and belonging, and earn badges upon completion. Additionally, we hosted our second annual Week of Understanding, a week-long series of events designed to build bridges, close gaps and provide insight into individual perspectives across our community. In 2022, we hosted 24 sessions over three regions, including sessions on disability awareness, men’s health, religion at work, pronoun workshops and 15-minute employee storytelling sessions. Approximately 20% of global employees participated in at least one session throughout the week.
To help employees feel seen and supported, we have nine employee resource groups, or ERGs, which are safe places where employees and their allies can connect based on shared characteristics or lived experiences. Our ERGs aim to support, empower and advocate for the advancement, inclusion and equitable treatment of the demographic they represent both inside the company and in the communities in which we live, work and serve. Each ERG receives an annual budget for hosting trainings, workshops and events promoting open
18 | 2023 PROXY STATEMENT

2023 Proxy Statement
conversations, sharing ideas and elevating innovation, authenticity and learning. Additionally, each ERG leader is invited to participate in an annual ERG leader retreat to aid in developing their leadership skills. In 2022, our ERGs hosted over 70 events, and 22% of global employees were members of at least one ERG during 2022. Our ERGs included Women & Allies, MOSAIC Multi-cultural (racial diversity), Veterans & Service, Caregivers, Alter.Eco (sustainability), Alter.Q (LGTBQ+), Interfaith Community, Gen.AYX (early in career and returning to career employees) and AlterSelf (mental health). In addition, Mr. Anderson, our Chief Executive Officer, regularly met with the leaders of our ERGs to surface and discuss any DEI&B-related concerns, suggestions and best practices.
Listening circles are another tool we use and are designed to help our employees feel seen and supported in the face of tragedy. When societal crises occur, ERGs and employees can host a listening circle, which allows impacted groups and their allies to come together virtually to talk through the emotions, fears and concerns they might be experiencing.
As we seek to maintain a diverse base of employees, in 2022 we continued to invest in our strategic partnerships with CodePath and Black Professionals in Tech. Additionally, our Early in Career team continued to build and scale our internship program, which was designed to be centered around equality and inclusion and engages vendors that align with our core company values and offer experiences that appeal to different student personas, including a workshop on inclusive leadership and a volunteer activity focused on mental health support. In 2022, we hosted over 100 interns and grew our intern experience outside of the United States, building a pipeline of talent for our company. Within this intern class, 54% of our U.S.-based interns self-identified as underrepresented minorities and 46% of our U.S.-based interns self-identified as women or non-binary. We also hosted first-generation talent, interns who were transitioning from one career to another, veterans and students coming from differentiated socio-economic backgrounds.
We have invested in our leadership development and diversity initiatives to help identify and develop our top talent and future leaders. Our Emerging Leaders Program continues to provide an opportunity for growth for anyone who has indicated an interest in people leadership. Through participation in a 17-week, instructor-led program, employees are provided the opportunity to learn key leadership principles and skills and begin a formal mentorship with an assigned people leader at the company. In addition, our SOAR mentorship program continues to develop women leaders within our Sales organization, with the goal of cultivating our existing talent to become future company leaders. In 2022, we also launched the Women’s Executive Shadow Program. The program was designed for women employees to spend a day with an executive. Through the experience, the participant expands her network, gets a behind-the-curtain view of how executives operate, builds her business acumen and receives support for her career development. There were 43 pairs of women and executives in the program’s first cohort.
We believe that organizations are stronger when they have the power of data-driven decision-making behind them. We use our Analytics Automation Platform to measure our diversity hiring goals and track important and complex issues, such as pay equity. Our pay equity workflow is available for free on our online Community for other companies to use as a starting point for their own DEI&B journey.
As of December 31, 2022, we had over 2,900 full-time employees located globally in 15 countries. Of these employees, 2,046 (70%) were located in the U.S. and Canada, 556 (20%) in Europe, Middle East and Africa and 302 (10%) in Asia-Pacific and Japan.
2023 PROXY STATEMENT | 19

2023 Proxy Statement
Locations of Employees as of December 31, 2022(1)

(1) Darker blue indicates higher concentration of employees.

In addition, we voluntarily and publicly disclose our Employer Information Report (EEO-1) on the “Diversity, Equity, Inclusion & Belonging” section of our website, which is located at www.alteryx.com, under “Alteryx for Good” in the “About Us” section.

As of December 31, 2022, approximately 33% of our board of directors identified as women and, based on employee self-identification, approximately 36% of our employee base identified as women. As of December 31, 2022, approximately 22% of our executive team and, based on employee self-identification, approximately 27% of our U.S. workforce was made up of underrepresented minorities (American Indian or Alaskan Native, Asian, Black or African American, Hispanic or Latinx, Native Hawaiian or other Pacific Islander or Multiracial).

We prohibit discrimination, harassment and retaliation based on protected classes. We also ensure that our physical and virtual workplaces are safe and healthy and in compliance with all applicable local laws and regulations in each of our countries of operation. We continue to evaluate and refine our practices and policies to promote a culture that fosters diversity and inclusion.
Employee Compensation and Engagement. We strive to provide pay, comprehensive benefits and perks that are designed to attract and retain, help meet the varying needs of and further reward and motivate our employees. Our total rewards package includes market-competitive pay, including equity compensation for eligible positions, paid time off and other comprehensive and competitive global benefits. We also offer competitive financial benefits and programming focused on aiding our employees with their financial wellness and retirement planning. To foster a stronger sense of ownership and align the interests of our employees with our stockholders, we offer equity compensation to eligible employees in all of our current locations under our broad-based stock incentive programs and the opportunity for eligible employees to participate in an employee stock purchase plan. As of December 31, 2022, approximately 2,700 employees were eligible to participate in our employee stock purchase plan. We also offer various benefits to attract and retain a diverse workforce, including employer-sponsored funds that can be used towards fertility treatments and family planning services; 16 weeks of paid leave for the birth or adoption of a child; four mental health awareness days, where global employees can take the day off and spend time doing whatever they choose; and company-sponsored access to mental health and mindfulness resources, including with leading mindfulness apps. We also support paid time off and cover travel expenses for employees to obtain critical reproductive health care services.
20 | 2023 PROXY STATEMENT

2023 Proxy Statement
To gauge how we are doing as a company, we distribute an employee engagement survey every 18 months that invites employees to provide confidential feedback on their experience as an Alteryx employee. The insights from these survey results are used to measure sustainable employee engagement and are aggregated to understand how engaged, energized and enabled our employees are as a measure of culture. Periodic “pulse” surveys are subsequently distributed to gauge how we have reacted to and addressed the feedback received from the larger survey. The results of these surveys are shared with employees and more specific feedback is facilitated through our human resources business partners to specific teams or departments.
Governance
Policies and Training. We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers and employees. Our Code of Business Conduct and Ethics is posted on the “Investors” section of our website, which is located at https://investor.alteryx.com, under “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above. Employees participate in training both at the time of their onboarding and annually thereafter regarding conducting business ethically and annually reacknowledge that they have read and understood the Code of Business Conduct and Ethics. We have also adopted a Modern Slavery Act Transparency Statement in the United Kingdom to affirm that we believe that everyone we interact with should be treated with dignity and that we regard all forms of modern slavery and human trafficking as abhorrent.
In addition to the training and policy reacknowledgement described above, we have implemented mandatory anti-harassment and anti-bias training, as well as more targeted compliance training, to address the compliance risks of specific roles and business functions. In particular, our employees are required to annually review our policies regarding anti-corruption, information security and privacy and attend related trainings. Our anti-corruption policy prohibits our directors, officers, employees, contractors and certain partners, agents and representatives from, among other things, directly or indirectly authorizing, offering, promising, requesting and receiving bribes, kickbacks or other improper payments in any form whether to or from government officials or private parties. In 2022, we were not subject to any bribery, corruption or anti-competition proceedings or orders. Our information security policies and communications emphasize and train on physical, cyber, information, infrastructure and operational security topics, including trends in cyber incidents. Employees and contractors are required to participate in these trainings and annually reacknowledge the related policies.
Further, to promote a high standard of ethical and professional conduct, we have engaged with a third party to administer an ethics reporting hotline where, as permitted by law, employees, contractors, customers and vendors may address or report any issues on a confidential and anonymous basis. Employees may choose how to address or report any issues or complaints, whether through their manager, their human resources business partner, by mail to our Compliance Officer, by e-mail to a designated e-mail address or through the anonymous reporting hotline or internet portal.
Political Contributions. As described in our Code of Business Conduct and Ethics, we do not make contributions or payments that could be considered contributions to a political party or candidate, or to intermediary organizations, such as political action committees. Employees are free to exercise their right to make their own personal political contributions within legal limits. However, as described in the Code of Business Conduct and Ethics, employees should not make these contributions in a way that might appear to be an endorsement or contribution by us, and we will not reimburse an employee for any political contribution. Consistent with this policy, we did not make or reimburse any such contributions or payments in 2022.
Compliance with Laws. We are committed to complying with all applicable employment, human rights and environmental laws and regulations in all locations where we conduct business.
Privacy. We are committed to providing secure, compliant enterprise cloud products. Our audit committee oversees cybersecurity and other information technology risks, controls and procedures, including our plans to mitigate cybersecurity risks and respond to any data breaches. Our Chief Information Security Officer regularly updates our audit committee on cybersecurity matters, including with respect to cyber threats, incident response and progress towards internal goals. These reports address a range of topics, including the threat environment, updates on technology trends, updates on product security, updates on infrastructure security, policies and practices, and specific and ongoing efforts to prevent, detect and respond to internal and external critical threats. We have a data protection officer within the Legal function who reports on privacy matters directly to our Chief Legal Officer. We also launched our Trust webpage in 2022 that describes, among other things, our information security programs, data and application security practices, data use, retention and deletion practices and disaster recovery and business continuity program.
2023 PROXY STATEMENT | 21

2023 Proxy Statement
We deploy security and privacy best practices designed to provide a secure, reliable and compliant analytics platform for individuals and organizations of all sizes. We meet rigorous privacy and security industry certifications, including SOC 2 Type 2 and ISO27001 certifications on certain products, and focus on socializing and integrating privacy standards across the company. We have a protectionist mindset where no company employee has direct access to a user’s data in the product.
Stockholder Outreach
As part of our stockholder engagement program overseen by our board of directors, following our 2022 annual meeting of stockholders, we reached out to 22 of our largest stockholders, representing approximately 54% of our outstanding Class A common stock as of June 30, 2022, to share their perspectives with us. During the fourth quarter of 2022, we met with 11 stockholders who accepted our offer to engage, collectively representing approximately 43% of our Class A common stock as of June 30, 2022.
Mr. Warmenhoven, our lead independent director, attended 55% of the engagement meetings with our stockholders.
22 | 2023 PROXY STATEMENT

2023 Proxy Statement
Key Topics Discussed with Stockholders
In these engagement meetings, we heard perspectives on a range of topics, including board composition and leadership structure, corporate governance and our ESG priorities and reporting, and engaged in meaningful discussions about our executive compensation program.
These viewpoints and valuable insights were conveyed to our board of directors and relevant committees of our board of directors and informed board discussions in early 2023.
Below is a summary of the common themes raised during the engagement effort. For detail on our executive compensation program and our stockholder engagement with respect to our executive compensation program, please refer to the section titled “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement.
Topic	Discussion Topics / Stockholder Feedback	Our Perspective
Governance
• Several stockholders expressed a desire that the company move toward increasing stockholder rights, including removal of the dual class structure of our common stock and the classified board, and adoption of a majority vote standard for director elections

• Discussed board composition, including refreshment, skills and time commitments of directors

The dual class structure is due to sunset in 2027 (or earlier if our Class B common stock represents less than 10% of the aggregate number of shares of Class A common stock and Class B common stock then outstanding).

Our board of directors and nominating and corporate governance committee regularly assess the board and committee compositions, including qualifications and expertise used to identify potential new directors. As part of this review, including annual board and committee evaluations, a range of topics are considered, including board effectiveness and accountability, insights into how each director can be most valuable and consideration of each director’s time commitments and additional board roles.

Our board of directors is focused on regular review and enhancement of the company’s governance practices to continue effective oversight of the company and considers stockholder perspectives as part of that analysis.

ESG
• Stockholders acknowledged and appreciated our ESG progress; several stockholders noted a desire to see EEO-1 data published and are looking forward to seeing our first ESG Report

• Stockholders expressed support for our approach of focusing on ESG issues identified as significant to the company

• Stockholders noted a priority to understand our current carbon footprint and ways the company is looking to reduce emissions

• Stockholders highlighted human capital management and cybersecurity as identified risks for the company

We established a corporate social responsibility function in 2021. As an ongoing extension of the work of this function and the activities of our Social Impact team, we expect to publish our first ESG Report in 2023. This report will provide detail on many of the topics discussed during our engagement meetings, including review of greenhouse gas emissions and baseline establishment, risk management processes, including with respect to cybersecurity, and diversity, equity, inclusion and belonging initiatives.

In response to stockholder feedback, we made our 2021 EEO-1 data available on our website.

2023 PROXY STATEMENT | 23

2023 Proxy Statement
Nominations Process and Director Qualifications
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our restated certificate of incorporation, our amended and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates, as appropriate. In addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Additional Information—Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. federal or state legal, regulatory and the New York Stock Exchange listing requirements and the provisions of our restated certificate of incorporation, amended and restated bylaws, Corporate Governance Guidelines and charters of the committees of our board of directors.
When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee has committed to include, in each search, qualified candidates for our board of directors who reflect diverse backgrounds, including, but not limited to, diversity of gender, ethnicity, race and sexual orientation. The nominating and corporate governance committee also seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.
Director Overboarding Policy
Our board of directors expects that each of its members will be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties to our board, including attending board and applicable committee meetings. Accordingly, our Corporate Governance Guidelines require that directors may not serve on the boards of more than five public companies, including our board of directors. Further, our Corporate Governance Guidelines require that our Chief Executive Officer may not serve on the board of more than two public companies, including our board of directors. Our directors are also expected to limit the
24 | 2023 PROXY STATEMENT

2023 Proxy Statement
number of other public company boards on which they serve to no more than five. We have determined that all of our directors are in compliance with our director overboarding policy.
Board Evaluations
We conduct an annual self-evaluation process for our board of directors and its committees. As part of this process, each member of our board of directors annually participates by responding to written questionnaires, meeting individually with the nominating and corporate governance committee chair or meeting individually with a third-party advisor to discuss his or her assessment of the performance of the board of directors and its committees, his or her own performance and the performance of fellow members of the board of directors.
The board evaluation process includes receiving feedback from members of our board of directors on a range of topics, including but not limited to:

Each committee chair reviews with its committee the general and anonymized specific feedback received through that committee’s self-evaluation and the chair of our nominating and corporate governance committee shares general and anonymized specific feedback received with the full board of directors. Our board of directors then reviews and discusses the feedback. Our board evaluation process is used by our board of directors and nominating and corporate governance committee to:
•
assess the current composition of our board of directors and its committees and make recommendations for the qualifications, expertise and characteristics we should seek in identifying potential new directors;

•	identify the strengths and areas of opportunity of each member of our board of directors and to provide insight into how each member of our board of directors can be most valuable; and
•	assess agenda topics for meetings of our board of directors and its committees, the adequacy of materials and discussion and the overall effectiveness of our board of directors and its committees.
2023 PROXY STATEMENT | 25

2023 Proxy Statement
Proposal No. 1
Election of Directors
Our board of directors currently consists of nine directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at the Annual Meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders held in 2024 and 2025, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the three Class III nominees named below, each of whom is currently serving as a director in Class III, be elected as a Class III director for a three-year term expiring at the 2026 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.

26 | 2023 PROXY STATEMENT

2023 Proxy Statement
BOARD DIVERSITY MATRIX
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	3	6	0	0
Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

2023 PROXY STATEMENT | 27

2023 Proxy Statement
Nominees to Our Board of Directors
The nominees and their ages, occupations and length of service on our board of directors as of April 4, 2023 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.
Name of Director/Nominee	Age	Position	Director Since
Charles R. Cory (1)	68	Director	March 2016
Jeffrey L. Horing	59	Director	September 2014
Dean A. Stoecker	66	Director	March 1997
(1)	Member of the audit committee and compensation committee
CHARLES R. CORY
DIRECTOR SINCE: March 2016 DIRECTOR CLASS: Class III AGE: 68 COMMITTEES: Audit, Compensation
Charles R. Cory has served as a member of our board of directors since March 2016. Previously, Mr. Cory worked for Morgan Stanley from September 1982 to December 2015 in various roles, including most recently as its Chairman, Technology Investment Banking. Mr. Cory is also currently a member of the board of directors of several private companies. Mr. Cory holds a B.A. in government and a J.D. and M.B.A. from the University of Virginia. We believe that Mr. Cory is qualified to serve on our board of directors because of his extensive experience analyzing technology companies and his significant financial services experience.

JEFFREY L. HORING
DIRECTOR SINCE: September 2014 DIRECTOR CLASS: Class III AGE: 59 COMMITTEES: None
Jeffrey L. Horing has served as a member of our board of directors since September 2014. Mr. Horing is a Managing Director at Insight Partners, a private equity investment firm, which he co-founded in 1995. Previously, Mr. Horing held various positions at Warburg Pincus LLC and at Goldman Sachs & Co. LLC. Mr. Horing has served on the board of directors of nCino, Inc., a software as a service, or SaaS, company providing software applications to financial institutions, since February 2015, monday.com Ltd., a SaaS platform for project and work management, since May 2017, JFrog Ltd., a DevOps software company, since September 2018, and WalkMe Ltd., a SaaS software implementation platform, since December 2015. Mr. Horing is also currently a member of the board of directors of several private companies. Mr. Horing holds a B.S. and B.A. from the University of Pennsylvania’s Moore School of Engineering and the Wharton School, respectively. He also holds an M.B.A. from the M.I.T. Sloan School of Management. We believe that Mr. Horing is qualified to serve on our board of directors because of his corporate finance and business expertise gained from his experience in the venture capital industry, including his time spent serving on boards of directors of various technology companies.

28 | 2023 PROXY STATEMENT

2023 Proxy Statement
DEAN A. STOECKER
DIRECTOR SINCE: March 1997 DIRECTOR CLASS: Class III AGE: 66 COMMITTEES: None
Dean A. Stoecker co-founded our company and has served as our Executive Chairman since October 2020 and as Chairman of our board of directors since our inception in March 1997. Mr. Stoecker served as our Chief Executive Officer from March 1997 to October 2020. Prior to joining us, Mr. Stoecker served as Director of Enterprise Solutions for Integration Technologies, Inc., a systems integrator, and as Vice President of Sales at Strategic Mapping Inc., a provider of geospatial mapping information technologies. He also held various sales and strategic roles at Donnelley Marketing Information Services, a division of Dun & Bradstreet, Inc., a business services company. Mr. Stoecker has served as a member of the board of directors of SiteMinder Limited, a hotel commerce software platform, since September 2022. Mr. Stoecker holds a B.S. in international business from the University of Colorado Boulder and an M.B.A. from Pepperdine University. We believe that Mr. Stoecker is qualified to serve on our board of directors because of the industry perspective and experience that he brings as our co-founder, Chairman of our board of directors and former Chief Executive Officer and the thorough knowledge of our company that he brings to our board of directors’ strategic imperatives, tactical execution to support the imperatives and overall policy-making discussions.

Continuing Directors
The directors who are serving for terms that end after the Annual Meeting and their ages, occupations and length of service on our board of directors as of April 4, 2023 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.
Name of Director	Age	Position	Director Since
Class I Directors:
Anjali Joshi (1)	62	Director	March 2021
Timothy I. Maudlin (2)	72	Director	December 2015
Eileen M. Schloss (1)(3)	69	Director	May 2017
Class II Directors:
Mark Anderson	60	Director	October 2018
CeCe Morken (4)	65	Director	November 2021
Dan Warmenhoven (5)(6)	72	Director	November 2021
(1)	Member of the nominating and corporate governance committee
(2)	Chairperson of the audit committee
(3)	Chairperson of the compensation committee
(4)	Member of the audit committee
(5)	Chairperson of the nominating and corporate governance committee
(6)	Member of the compensation committee
2023 PROXY STATEMENT | 29

2023 Proxy Statement
MARK ANDERSON
DIRECTOR SINCE: October 2018 DIRECTOR CLASS: Class II AGE: 60 COMMITTEES: None
Mark Anderson has served as our Chief Executive Officer since October 2020 and as a member of our board of directors since October 2018. Mr. Anderson has served as Executive Chairman of Neosec, Inc., an automated behavioral analytics software company, since April 2020. Prior to joining us, Mr. Anderson served as an Advisor of Palo Alto Networks, Inc., a cybersecurity company, from November 2018 to March 2019, and as the Chief Growth Officer of Anaplan, Inc., a cloud-based planning software company, from August 2019 to February 2020. Mr. Anderson served as President of Palo Alto Networks, Inc. from August 2016 to November 2018. Previously, Mr. Anderson served at Palo Alto Networks, Inc. as Executive Vice President, Worldwide Field Operations from May 2016 to August 2016, and as Senior Vice President, Worldwide Field Operations from June 2012 to May 2016. From October 2004 to May 2012, Mr. Anderson served in several roles, including as Executive Vice President of Worldwide Sales, for F5 Networks, Inc., an IT infrastructure company. Mr. Anderson has served on the board of directors of Cloudflare, Inc. since August 2019. Mr. Anderson holds a B.A. in Business and Economics from York University in Toronto. We believe that Mr. Anderson is qualified to serve on our board of directors because of his extensive experience as a sales executive in the technology industry.

ANJALI JOSHI
DIRECTOR SINCE: March 2021 DIRECTOR CLASS: Class I AGE: 62 COMMITTEES: Nominating and Corporate Governance
Anjali Joshi has served as a member of our board of directors since March 2021. Ms. Joshi served as Vice President of Product Management at Google, Inc., a multinational technology company, from September 2006 to March 2019. Prior to that, Ms. Joshi served as Executive Vice President of Engineering for Covad Communications, Inc., a provider of broadband voice and data communications, from 1998 to 2003, and held positions at AT&T Bell Labs, an industrial research and scientific development company, from 1990 to 1998. Ms. Joshi has served on the board of directors of Lattice Semiconductor Corporation, a semiconductor manufacturing company, since October 2019, and previously served on the board of directors of Iteris, Inc., a mobility infrastructure management company, from June 2020 to April 2022. Ms. Joshi holds a B.Tech in electrical engineering from the Indian Institute of Technology, an M.S in computer engineering from the State University of New York at Buffalo, New York, and an M.S. in management science and engineering from Stanford University. We believe that Ms. Joshi is qualified to serve on our board of directors because of her experience on public company boards and her extensive and broad management and technical experience at a variety of technology companies.

30 | 2023 PROXY STATEMENT

2023 Proxy Statement
TIMOTHY I. MAUDLIN
DIRECTOR SINCE: December 2015 DIRECTOR CLASS: Class I AGE: 72 COMMITTEES: Audit (Chair)
Timothy I. Maudlin has served as a member of our board of directors since December 2015. Mr. Maudlin served as the Managing General Partner of Medical Innovation Partners, a venture capital firm, from 1989 to 2007. Mr. Maudlin also served as a Principal and the Chief Financial Officer of Venturi Group, LLC, an incubator and venture capital firm, from 1999 to October 2001. Mr. Maudlin has served as a member of the board of directors of E2open Parent Holdings Inc., the parent company of E2open, LLC, a supply chain management software company, since February 2021. Mr. Maudlin previously served as a member of the board of directors of ExactTarget, Inc. from May 2008 to July 2013, MediaMind Technologies, Inc. from August 2008 to June 2011, Pluralsight, Inc. from December 2017 to April 2021, Sucampo Pharmaceuticals, Inc. from September 2006 to February 2013 and Web.com Group, Inc. from February 2002 to October 2018. Mr. Maudlin also previously served as a member of the board of managers of Pluralsight Holdings, LLC from June 2016 to April 2021. Mr. Maudlin is also currently a member of the board of directors of several private companies. Mr. Maudlin is a certified public accountant (inactive) and holds a B.A. in economics from St. Olaf College and an M.M. in accounting, finance and management from the Kellogg School of Management at Northwestern University. We believe that Mr. Maudlin is qualified to serve on our board of directors because of his extensive financial and accounting experience gained from his experience in the venture capital industry and extensive experience serving on boards of directors of various private and public technology companies.

CECE MORKEN
DIRECTOR SINCE: November 2021 DIRECTOR CLASS: Class II AGE: 65 COMMITTEES: Audit
CeCe Morken has served as a member of our board of directors since November 2021. Ms. Morken served as the President and Chief Operating Officer of Headspace Health, a digital mental health and wellbeing platform, from September 2021 to December 2021, and previously served as the President and Chief Operating Officer of Headspace, Inc. from April 2020 to December 2020 and as its Chief Executive Officer from January 2021 to September 2021 when it merged with Ginger to form Headspace Health. Previously, Ms. Morken served in leadership roles with Intuit Inc., a financial software provider, from February 2008 to March 2020. Ms. Morken has served on the board of directors of Genpact Limited since March 2016 and of Wells Fargo & Company since April 2022. Ms. Morken holds a B.A. from North Dakota State University. We believe that Ms. Morken is qualified to serve on our board of directors because of her extensive operational experience in the software and technology space.

2023 PROXY STATEMENT | 31

2023 Proxy Statement
EILEEN M. SCHLOSS
DIRECTOR SINCE: May 2017 DIRECTOR CLASS: Class I AGE: 69 COMMITTEES: Compensation (Chair), Nominating and Corporate Governance
Eileen M. Schloss has served as a member of our board of directors since May 2017. Ms. Schloss has served as an Operations Advisor to Advent International Corporation, a private equity firm, since December 2019, a member of the board of directors of CCC Information Services Inc., an automotive, insurance and collision software management company, since August 2020, and a member of the board of directors of Sprinklr, Inc., a customer experience management platform, since January 2022. Previously, Ms. Schloss was the Executive Vice President, Human Resources and Real Estate for Medidata Solutions, Inc., a SaaS company, from 2012 to March 2017. Ms. Schloss served as Executive Vice President, Human Resources for Rovi Corporation, a digital media entertainment software and services company, from 2007 to 2012. Prior to that, Ms. Schloss served as Vice President, Administration for Caspian Networks, Inc., a networking company, from 2002 to 2006. Ms. Schloss holds a B.S. from the University of San Francisco and an M.S. from Pepperdine University. Ms. Schloss is also a Governance Fellow with the National Association of Corporate Directors. We believe that Ms. Schloss is qualified to serve on our board of directors because of her extensive experience working for public companies in the software industry as a human resources professional.

DAN WARMENHOVEN
DIRECTOR SINCE: November 2021 DIRECTOR CLASS: Class II AGE: 72 COMMITTEES: Compensation, Nominating and Corporate Governance (Chair)
Dan Warmenhoven has served as a member of our board of directors since November 2021. From October 1994 to August 2009, Mr. Warmenhoven served as Chairman and Chief Executive Officer at NetApp, Inc., a cloud data services and data management company, and as its Executive Chairman from August 2009 to April 2014, and a member of its board of directors until September 2014. Mr. Warmenhoven previously served on the board of directors of Palo Alto Networks, a cybersecurity company, from March 2012 to December 2020, and Aruba Networks, a data networking solutions provider, from July 2006 to May 2015. Mr. Warmenhoven is also currently a member of the board of directors of several private companies. Mr. Warmenhoven holds a B.S. in electrical engineering from Princeton University. We believe that Mr. Warmenhoven is qualified to serve on our board of directors because of his extensive experience in the technology industry and his public company management and board experience.

There are no family relationships among our directors and executive officers.
32 | 2023 PROXY STATEMENT

2023 Proxy Statement
Director Compensation
The following table provides information for the year ended December 31, 2022 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of 2022, other than Mr. Anderson, our Chief Executive Officer. Mr. Anderson is not included in the table below as he is an employee and receives no compensation for his service as a director. The compensation received by Mr. Anderson as an employee is shown in the “Executive Compensation—Summary Compensation Table” below.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Charles R. Cory (3)	86,209	195,002	1,000	282,211
Jeffrey L. Horing (4)	35,000	195,002	1,000	231,002
Anjali Joshi (5)	45,000	195,002	1,000	241,002
Timothy I. Maudlin (6)	73,359	195,002	1,000	269,361
CeCe Morken (7)	47,500	195,002	1,000	243,502
Eileen M. Schloss (8)	60,000	195,002	1,000	256,002
Dean A. Stoecker (9)	35,000	195,002	2,050	232,052
Dan Warmenhoven (10)	75,905	195,002	1,000	271,907
(1)
The amounts reported in this column represent the aggregate grant date value of restricted stock unit awards, or RSUs, made to directors in 2022 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our Class A common stock.

(2)
The amounts reported in this column reflect donations made during 2022 to one or more charitable institutions in the names of each of our directors, except for Mr. Anderson, and, with respect to Mr. Stoecker only, $1,050 in our matching contributions on his behalf under our 401(k) plan.

(3)
As of December 31, 2022, Mr. Cory held 3,632 RSUs and options to purchase 105,156 shares of Class B common stock. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation Arrangements—Non-Employee Director Equity Compensation—Annual Award.” As of December 31, 2022, all of the stock options were vested.

(4)
As of December 31, 2022, Mr. Horing held 3,632 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation Arrangements—Non-Employee Director Equity Compensation—Annual Award.”

(5)
As of December 31, 2022, Ms. Joshi held 6,019 RSUs. 2,387 of the RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation Arrangements—Non-Employee Director Equity Compensation—Initial Award” and 3,632 of the RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation Arrangements—Non-Employee Director Equity Compensation—Annual Award.”

(6)
As of December 31, 2022, Mr. Maudlin held 3,632 RSUs and options to purchase 36,451 shares of Class B common stock. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation Arrangements—Non-Employee Director Equity Compensation—Annual Award.” As of December 31, 2022, all of the stock options were vested.

(7)
As of December 31, 2022, Ms. Morken held 7,581 RSUs. 3,949 of the RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation Arrangements—Non-Employee Director Equity Compensation—Initial Award” and 3,632 of the RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation Arrangements—Non-Employee Director Equity Compensation—Pro Rata Award.”

(8)
As of December 31, 2022, Ms. Schloss held 3,632 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation Arrangements—Non-Employee Director Equity Compensation—Annual Award.”

(9)
As of December 31, 2022, Mr. Stoecker held the following awards, all of which were granted to him in connection with his service as our prior Chief Executive Officer: (i) options to purchase 296,157 shares of Class A common stock, 294,754 of which were fully vested as of December 31, 2022 and the balance of which vested in January 2023, (ii) options to purchase 187,500 shares of Class B common stock, all of which were fully vested and (iii) 7,714 RSUs, which will vest in accordance with the vesting schedule described in footnote 3 to the Outstanding Equity Awards at Fiscal Year-End Table below. In addition, as of December 31, 2022, Mr. Stoecker held 3,632 RSUs, which were granted to him in connection with his service on our board of directors and vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation Arrangements—Non-Employee Director Equity Compensation—Annual Award.” As compensation for his services as our Executive Chairman during 2022, Mr. Stoecker received (i) $35,000, equal to the annual cash retainer received by our non-employee directors under our non-employee director compensation policy, (ii) $1,050 in our matching contributions on his behalf under our 401(k) plan and (iii) a $1,000 donation made during 2022 to a charitable institution in Mr. Stoecker’s name. Mr. Stoecker is also entitled to certain acceleration benefits upon certain qualifying terminations of employment, as discussed in greater detail below under “Executive Compensation—Potential Payments upon Termination or Change in Control—Executive Chairman Agreement.”

(10)
As of December 31, 2022, Mr. Warmenhoven held 7,581 RSUs. 3,949 of the RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation Arrangements—Non-Employee Director Equity Compensation—Initial Award” and 3,632 of the RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation Arrangements—Non-Employee Director Equity Compensation—Pro Rata Award.”

2023 PROXY STATEMENT | 33

2023 Proxy Statement
Non-Employee Director Compensation Arrangements
Our compensation arrangements for non-employee directors are reviewed periodically by our compensation committee and our board of directors. In addition, at the compensation committee’s direction, Alpine Rewards, LLC, or Alpine Rewards, the compensation committee’s independent compensation consultant, provides a competitive analysis of director compensation levels, practices and design features as compared to the general market as well as our compensation peer group. Our compensation committee and board of directors reviewed our non-employee director compensation policy in February 2023 and determined to make no changes for 2023.
During 2022, our annual director compensation included:

Non-Employee Director Equity Compensation
Under our current compensation practices, our non-employee directors receive equity compensation for their service as directors, which we believe reinforces alignment with our stockholders and is consistent with our overall compensation philosophy. Each non-employee director is entitled to receive RSUs under our Amended and Restated 2017 Equity Incentive Plan, or the 2017 Plan, as described below. The policy and amounts described below are those that were in effect during fiscal year 2022.
Initial Award. Upon appointment to the board of directors, each new non-employee director appointed to the board of directors will be granted RSUs to be settled in shares of our Class A common stock with an aggregate value of $380,000, or the Initial Award.
The Initial Award will be granted effective on the date on or following the non-employee director’s appointment to the board of directors as provided under our Equity Granting Policy for “new hire grants”, or the Initial Award Grant Date.
The number of RSUs granted subject to the Initial Award will be calculated by dividing $380,000 by the average daily closing price of our Class A common stock for the ten business days ending on the day preceding the Initial Award Grant Date, rounding down to the nearest whole share.
One-third of the total RSUs subject to the Initial Award vests on the one-year anniversary of the Initial Award Grant Date, and one-third of the total RSUs subject to the Initial Award vests on each subsequent one-year anniversary, in each case, so long as the non-employee director continues to provide services to us through such date. If a non-employee director’s service ends on the date of vesting, then the vesting will be deemed to have occurred. The Initial Award will accelerate in full upon the consummation of a Corporate Transaction (as defined in the 2017 Plan).
To the extent that an individual is initially appointed as a non-employee director at an annual meeting of our stockholders, he or she will be granted both an Annual Award, as described below, and an Initial Award. To the extent that an individual is initially appointed as a non-employee director at any other time, he or she will be granted both a Pro Rata Award, as described below, and an Initial Award.
Pro Rata Award. Upon appointment to the board of directors (other than at an annual meeting of our stockholders), each new non-employee director appointed to the board of directors will be granted RSUs to be settled in shares of the Class A common stock with an aggregate value of $200,000 multiplied by the quotient
34 | 2023 PROXY STATEMENT

2023 Proxy Statement
of (a) 12 minus the number of complete months since the date of the prior annual stockholder meeting (with one complete month calculated on the same day of a subsequent month as the annual stockholder meeting) divided by (b) 12, such amount being referred to as the Pro Rata Grant Amount, and such grant being referred to as the Pro Rata Award.
The Pro Rata Award will be granted effective on the Initial Award Grant Date.
The number of RSUs granted subject to the Pro Rata Award will be calculated by dividing the Pro Rata Grant Amount by the average daily closing price of our Class A common stock for the ten business days ending on the day preceding the Initial Award Grant Date, rounding down to the nearest whole share.
The Pro Rata Award fully vests on the earlier of (a) the date of our next annual meeting and (b) the date that is one year following the Initial Award Grant Date, in each case, so long as the non-employee director continues to provide services to us through such date. If a non-employee director’s service ends on the date of vesting, then the vesting will be deemed to have occurred. The Pro Rata Award will accelerate in full upon the consummation of a Corporate Transaction.
Annual Award. On the date of each annual meeting of our stockholders, each non-employee director who will serve on the board of directors following such annual meeting will automatically be granted RSUs to be settled in shares of the Class A common stock with an aggregate value of $200,000, or the Annual Award.
The Annual Award will automatically be granted effective on the date of the annual meeting of our stockholders, or the Annual Award Grant Date.
The number of RSUs granted subject to the Annual Award will be calculated by dividing $200,000 by the average daily closing price of our Class A common stock for the ten business days ending on the day preceding the Annual Award Grant Date, rounding down to the nearest whole share.
The Annual Award fully vests on the earlier of (a) the date of the next annual meeting of our stockholders and (b) the date that is one year following the Annual Award Grant Date, in each case, so long as the non-employee director continues to provide services to us through such date. If a non-employee director’s service ends on the date of vesting, then the vesting will be deemed to have occurred. The Annual Award will accelerate in full upon the consummation of a Corporate Transaction.
Cutback. Notwithstanding the foregoing, in the event that the aggregate grant date fair value of the Initial Award, the Pro Rata Award and/or the Annual Award granted in a calendar year, in the aggregate when combined with cash compensation received for service as a non-employee director in such calendar year, would exceed $750,000 (increased to $1,000,000 in the calendar year in which the director first becomes a non-employee director), such amount being the current cap on equity awards and cash compensation included in the 2017 Plan with respect to non-employee directors, then, first, the Annual Award, if applicable, will be reduced by an amount necessary to comply with such cap, and second, the Pro Rata Award, if applicable, will be reduced by an amount necessary to comply with such cap.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES IN THE ELECTION OF THE CLASS III DIRECTORS
2023 PROXY STATEMENT | 35

2023 Proxy Statement
Proposal No. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
Our audit committee has selected Deloitte & Touche LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2023 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023 requires the affirmative vote of the holders of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting that are voted “FOR” or “AGAINST” the proposal. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the audit committee will review its future selection of Deloitte & Touche LLP as our independent registered public accounting firm.
Deloitte & Touche LLP audited our financial statements for the year ended December 31, 2022. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement at the Annual Meeting and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Deloitte & Touche LLP will periodically rotate the individuals who are responsible for our audit.
During the years ended December 31, 2021 and 2022, fees for services provided by Deloitte & Touche LLP were as follows:
	Fiscal Year Ended December 31, 2021	Fiscal Year Ended December 31, 2022
Fees Billed to Alteryx
Audit fees (1)	$2,105,000	$2,622,178
Audit-related fees (2)	125,664	164,151
Tax fees (3)	79,521	68,757
Other fees (4)	9,765	5,685
Total fees	$2,319,950	$2,860,771
(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; consents and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)
“Audit-related fees” include fees for comfort letters, assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category also includes fees related to statutory audits required by non-U.S. jurisdictions.

(3)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.

(4)	“Other fees” include fees for services other than the services reported in audit fees, audit-related fees and tax fees.
36 | 2023 PROXY STATEMENT

2023 Proxy Statement
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023
2023 PROXY STATEMENT | 37

2023 Proxy Statement
Proposal No. 3
Advisory Vote on the Compensation of Our Named Executive Officers
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement, will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal.
Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. The compensation committee and the board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
38 | 2023 PROXY STATEMENT

2023 Proxy Statement
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 15, 2023, by:
•	each of our named executive officers;
•	each of our directors or director nominees;
•	all of our directors and executive officers as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 61,677,908 shares of Class A common stock and 7,886,450 shares of Class B common stock outstanding as of February 15, 2023. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of February 15, 2023 or RSUs that may vest and settle within 60 days of February 15, 2023 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Alteryx, Inc., 17200 Laguna Canyon Road, Irvine, California 92618.
	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers and Directors:
Mark Anderson (2)	123,043	*	—	—	*
Kevin Rubin (3)	107,091	*	4,863	*	*
Paula Hansen (4)	102,824	*	—	—	*
Suresh Vittal (5)	121,197	*	—	—	*
Christopher Lal (6)	54,424	*	—	—	*
Charles R. Cory (7)	5,758	*	105,156	1.32	*
Jeffrey L. Horing (8)	999,911	1.62	—	—	*
Anjali Joshi (9)	4,174	*	—	—	*
Timothy I. Maudlin (10)	37,539	*	36,451	*	*
CeCe Morken	3,702	*	—	—	*
Eileen M. Schloss	7,583	*	—	—	*
Dean A. Stoecker (11)	421,568	*	7,296,804	90.37	51.42
Dan Warmenhoven	3,702	*	—	—	*
All executive officers and directors as a group (13 persons) (12)	1,992,516	3.20%	7,443,274	90.55	52.91
Other 5% Stockholders:
Olivia Duane Adams (13)	45,298	*	784,209	9.91	5.60
The Vanguard Group (14)	5,615,095	9.10	—	—	4.00
Capital World Investors (15)	4,783,159	7.76	—	—	3.40
BlackRock, Inc. (16)	4,285,909	6.95	—	—	3.05
2023 PROXY STATEMENT | 39

2023 Proxy Statement
*	Less than 1%
(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share and holders of our Class A common stock are entitled to one vote per share.

(2)
Consists of (i) 84,992 shares of Class A common stock held by Mr. Anderson and (ii) 38,051 shares of Class A common stock subject to RSUs held by Mr. Anderson that will vest within 60 days of February 15, 2023.

(3)
Consists of (i) 43,983 shares of Class A common stock held by Mr. Rubin, (ii) 19,588 shares of Class A common stock subject to RSUs held by Mr. Rubin that will vest within 60 days of February 15, 2023, (iii) 43,520 shares of Class A common stock subject to options held by Mr. Rubin that are exercisable within 60 days of February 15, 2023 and (iv) 4,863 shares of Class B common stock subject to options held by Mr. Rubin that are exercisable within 60 days of February 15, 2023.

(4)
Consists of (i) 21,605 shares of Class A common stock held by Ms. Hansen, (ii) 4,331 shares of Class A common stock subject to RSUs held by Ms. Hansen that will vest within 60 days of February 15, 2023 and (iii) 76,888 shares of Class A common stock subject to options held by Ms. Hansen that are exercisable within 60 days of February 15, 2023.

(5)
Consists of (i) 65,283 shares of Class A common stock held by Mr. Vittal and (ii) 55,914 shares of Class A common stock subject to options held by Mr. Vittal that are exercisable within 60 days of February 15, 2023.

(6)
Consists of (i) 27,679 shares of Class A common stock held by Mr. Lal, (ii) 10,310 shares of Class A common stock subject to RSUs held by Mr. Lal that will vest within 60 days of February 15, 2023 and (iii) 16,435 shares of Class A common stock subject to options held by Mr. Lal that are exercisable within 60 days of February 15, 2023.

(7)
Consists of (i) 5,758 shares of Class A common stock held by Mr. Cory and (ii) 105,156 shares of Class B common stock subject to options held by Mr. Cory that are exercisable within 60 days of February 15, 2023.

(8)
Consists of (i) 911,829 shares of Class A common stock held by the Insight XII Funds (as defined below), (ii) with respect to Mr. Horing only, 17,732 shares of Class A common stock owned by JPH DE Trust Holdings LLC, (iii) with respect to Mr. Horing only, 67,953 shares of Class A common stock owned by JPH Private Investments LLC and (iv) with respect to Mr. Horing only, 2,397 shares of Class A common stock held by Mr. Horing. Mr. Horing is a member of the board of managers of Insight Holdings Group, LLC, or Holdings. Holdings is the sole shareholder of Insight Associates XII, Ltd., or IA XII Ltd, which in turn is the general partner of Insight Associates XII, L.P., or IA XII, which in turn is the general partner of each of Insight Partners XII, L.P., or IP XII, Insight Partners (Cayman) XII, L.P., or IP Cayman, Insight Partners (Delaware) XII, L.P., or IP Delaware, Insight Partners XII (Co-Investors), L.P., or IP Coinvest, and Insight Partners XII (Co-Investors) (B), L.P., or IP Coinvest B. Holdings is also the sole shareholder of Insight Associates (EU) XII, SARL, or IA EU, which in turn is the general partner of Insight Partners (EU) XII, S.C.Sp., or IP EU, and together with IP XII, IP Cayman, IP Delaware, IP Coinvest and IP Coinvest B, collectively, the Insight XII Funds. Due to his position as a member of the board of managers of Holdings, Mr. Horing may be deemed to share voting and dispositive power over the 911,829 shares of Class A common stock held by the Insight XII Funds. Mr. Horing disclaims beneficial ownership of all such shares held of record by the Insight XII Funds, except to the extent of his pecuniary interest therein. Mr. Horing controls each of JPH DE Trust Holdings LLC and JPH Private Investments LLC. By reason of the provisions of Rule 16a-1 under the Exchange Act, Mr. Horing may be deemed to be the beneficial owner of the securities owned by each of JPH DE Trust Holdings LLC and JPH Private Investments LLC. The address for Holdings and Mr. Horing is c/o Insight Partners, 1114 Avenue of the Americas, 36th Floor, New York, NY 10036.

(9)
Consists of (i) 2,981 shares of Class A common stock held by Ms. Joshi and (ii) 1,193 shares of Class A common stock subject to RSUs held by Ms. Joshi that will vest within 60 days of February 15, 2023.

(10)
Consists of (i) 37,539 shares of Class A common stock held by Mr. Maudlin and (ii) 36,451 shares of Class B common stock subject to options held by Mr. Maudlin that are exercisable within 60 days of February 15, 2023.

(11)
Consists of (i) 124,008 shares of Class A common stock held by Mr. Stoecker, (ii) 423,451 shares of Class B common stock held by Mr. Stoecker, (iii) 25,000 shares of Class A common stock held of record by The Dean A. Stoecker Trust dated December 16, 2013, or the Trust, (iv) 4,698,655 shares of Class B common stock held of record by the Trust, (v) 80,000 shares of Class B common stock held of record by 4610 Holdings, LLC, (vi) 694,749 shares of Class B common stock held of record by 4610, LLC, (vii) 100,000 shares of Class B common stock held of record by Fairway Place Investments, LLC, (viii) 100,000 shares of Class B common stock held of record by Hickory Branch Investments, LLC, (ix) 1,012,449 shares of Class B common stock held of record by Lucy27, LLC, (x) 10,599 shares of Class A common stock held by TRILY, LLC, (xi) 12,449 shares of Class A common stock held by TAILY, LLC, (xii) 297,560 shares of Class A common stock subject to options held by Mr. Stoecker that are exercisable within 60 days of February 15, 2023 and (xiii) 187,500 shares of Class B common stock subject to options held by Mr. Stoecker that are exercisable within 60 days of February 15, 2023. Mr. Stoecker is the trustee of the Trust and, therefore, may be deemed to hold sole voting and dispositive power over the shares held by the Trust. Mr. Stoecker also has sole voting and dispositive authority with respect to shares owned by each LLC described above.

(12)
Consists of (i) 1,428,726 shares of Class A common stock and 7,109,304 shares of Class B common stock, (ii) 490,317 shares of Class A common stock subject to options that are exercisable within 60 days of February 15, 2023, (iii) 73,473 shares of Class A common stock subject to RSUs that will vest within 60 days of February 15, 2023 and (iv) 333,970 shares of Class B common stock subject to options that are exercisable within 60 days of February 15, 2023.

(13)
Consists of (i) 3,000 shares of Class A common stock held by Ms. Duane Adams, (ii) 5,508 shares of Class A common stock subject to RSUs held by Ms. Duane Adams that will vest within 60 days of February 15, 2023, (iii) 36,790 shares of Class A common stock subject to options held by Ms. Duane Adams that are exercisable within 60 days of February 15, 2023, (iv) 759,229 shares of Class B common stock held by Ms. Duane Adams that are exercisable within 60 days of February 15, 2023 and (v) 24,980 shares of Class B common stock subject to options held by Ms. Duane Adams that are exercisable within 60 days of February 15, 2023.

(14)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group. Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that it had shared voting power with respect to 27,475 shares, sole dispositive power with respect to 5,526,460 shares and shared dispositive power with respect to 88,635 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(15)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2023 by Capital World Investors. Of the shares of Class A common stock beneficially owned, Capital World Investors reported that it had sole voting and dispositive power with respect to all shares. Capital World Investors is a division of Capital Research and Management Company as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc. and Capital Group Investment Management Private Limited, which collectively provide investment management services under the name Capital World Investors. Capital World Investors is deemed to be the beneficial owner of 4,783,159 shares of Class A common stock. The address for these entities is c/o Capital World Investors, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(16)
Based solely on information contained in a Schedule 13G filed with the SEC on February 7, 2023 by BlackRock, Inc., or BlackRock. Of the shares of Class A common stock beneficially owned, BlackRock reported that it had sole voting power with respect to 4,118,213 shares and sole dispositive power with respect to all shares. The address for BlackRock is, 55 East 52nd Street, New York, NY 10055.

40 | 2023 PROXY STATEMENT

2023 Proxy Statement
Executive Officers and Key Employees
The names of our executive officers and key employees, their ages as of April 4, 2023 and their positions are shown below.
Name	Age	Position
Executive Officers:
Mark Anderson	60	Chief Executive Officer
Kevin Rubin	48	Chief Financial Officer
Paula Hansen	51	President and Chief Revenue Officer
Christopher M. Lal	50	Chief Legal Officer and Corporate Secretary
Suresh Vittal	51	Chief Product Officer
Key Employees:
Dean A. Stoecker	66	Executive Chairman
Olivia Duane Adams	60	Chief Advocacy Officer
Executive Officers
Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
For information regarding Mr. Anderson, please refer to “Proposal No. 1—Election of Directors.”

Kevin Rubin has served as our Chief Financial Officer since April 2016. Prior to joining us, Mr. Rubin served as Chief Financial Officer of MSC Software Corporation, an enterprise simulation software company, from July 2011 to April 2016. Mr. Rubin has also served as Chief Financial Officer for Pictage, Inc., DataDirect Networks, Inc. and MRV Communications, Inc. Mr. Rubin holds a B.A. in business economics with an emphasis in accounting from the University of California, Santa Barbara.

Paula Hansen has served as our President since February 2022 and as our Chief Revenue Officer since May 2021. Prior to joining us, Ms. Hansen served as the Chief Revenue Officer of SAP Customer Experience, SAP SE’s portfolio of customer relationship management software solutions, from February 2019 to May 2021. Prior to SAP Customer Experience, Ms. Hansen served in various sales roles at Cisco Systems, Inc., a technology company, from April 2000 to February 2019, including most recently as Vice President Sales, Global Enterprise Segment. Ms. Hansen served on the board of directors for Qualtrics, an experience management software provider, from December 2020 to May 2021. Ms. Hansen holds a B.S. in electrical engineering from the Virginia Polytechnic Institute and State University.

2023 PROXY STATEMENT | 41

2023 Proxy Statement

Christopher M. Lal has served as our Chief Legal Officer since April 2019 and prior to that he served as our Senior Vice President and General Counsel since August 2016. Mr. Lal has also served as our Corporate Secretary since August 2016. Prior to joining us, Mr. Lal served as Vice President, General Counsel and Corporate Secretary for Tilly’s Inc., a publicly traded retail and ecommerce company, from October 2012 to July 2016. Prior to that, Mr. Lal served as General Counsel for several companies, including Thompson National Properties, LLC, a real estate investment firm, and Sunstone Hotel Investors, Inc., a publicly traded real estate investment trust. He began his career as a corporate and securities attorney at O’Melveny & Myers LLP. Mr. Lal holds a B.A. from the University of California, Santa Barbara and a J.D. from the University of Southern California.

Suresh Vittal has served as our Chief Product Officer since February 2021. Prior to joining us, Mr. Vittal served in various roles at Adobe Inc., a software company, from September 2013 to February 2021, including most recently as Senior Vice President, Platform and Products. Prior to that, he served as Chief Product Officer at Neolane, Inc., a marketing technology provider, from October 2012 to September 2013. Prior to Neolane, Mr. Vittal served as Vice President and Practice Leader at Forrester Research, Inc., a market research company, from June 2005 to October 2012. Mr. Vittal has an M.B.A. from Greenwich College, the University of Hull and an M.S. in computer information systems from Bentley College.

Key Employees
For information regarding Mr. Stoecker, please refer to “Proposal No. 1—Election of Directors.”

Olivia Duane Adams co-founded our company and has served as our Chief Advocacy Officer since December 2020. Previously, Ms. Adams served as our Chief Customer Officer from August 2011 until December 2020 and as the Executive Vice President, Marketing from our inception in March 1997 to August 2011. Prior to joining us, Ms. Adams served as a Sales Representative and an Account Manager for Strategic Mapping Inc. from March 1993 to June 1996. Ms. Adams also served as an Account Manager for Donnelley Marketing Information Services, a division of Dun & Bradstreet, Inc. Ms. Adams holds a B.S. in business administration and marketing from Castleton University.

42 | 2023 PROXY STATEMENT

2023 Proxy Statement
Executive Compensation
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the philosophy, objectives and structure of our compensation program for our principal executive officer, our principal financial officer and our three most highly compensated executive officers (other than our principal executive officer and principal financial officer) during 2022. These individuals are referred to as our named executive officers. During 2022, these individuals were:
Name	Position
Mark Anderson	Chief Executive Officer
Kevin Rubin	Chief Financial Officer
Paula Hansen	President and Chief Revenue Officer(1)
Suresh Vittal	Chief Product Officer
Christopher Lal	Chief Legal Officer and Corporate Secretary
(1)	Ms. Hansen has served as our Chief Revenue Officer since May 17, 2021 and was promoted to our President and Chief Revenue Officer on February 1, 2022.
Executive Summary
We are a leader in analytics automation. The Alteryx Analytics Automation Platform empowers “analytics for all” by delivering easy, end-to-end automation of data engineering, analytics, reporting, machine learning and data science processes, enabling enterprises to democratize data analytics across their organizations for a broad range of use cases. Whether working in the cloud or on-premise, data workers, regardless of technical acumen, are empowered to be curious and solve problems. With the Alteryx Analytics Automation Platform, users can automate the full range of analytics and data science processes, embed intelligent decision-making and actions, and empower their organization to enable top and bottom-line impact, efficiency gains and rapid upskilling. As of December 31, 2022, we had over 8,300 customers in more than 90 countries, including over 930 of the Global 2000 companies, and we had over 2,900 full-time employees. Of these employees, 2,046 (70%) were located in the United States and Canada, 556 (20%) in Europe, Middle East, and Africa and 302 (10%) in Asia-Pacific and Japan. Of our employees, 49% support our sales and marketing function, followed by 25% in the research and development function, 15% in general and administrative and 11% supporting cost of revenue.
In 2022, we executed multiple key strategic initiatives, including:
•	significantly accelerating our cloud platform innovation roadmap;
•	realigning our go-to-market activities to focus on the largest global organizations with the greatest opportunity for expansion;
•	updating our partner program to effectively scale our market reach; and
•	investing in our customer success program to ensure that our customers are engaged and successful on their data democratization journeys with Alteryx.
During 2023, we expect to focus on three initiatives to continue to drive our success. First, we expect to continue focusing on the Alteryx Analytics Cloud platform to provide a cloud-based, end-to-end, low-code / no code data analytics platform for all. Second, we intend to continue to refine our go-to-market activities with our expanded sales force and customer success team and updated partner program. Third, as we move beyond the investment phase of 2022, we are committed to increasing operating profitability.
2023 PROXY STATEMENT | 43

2023 Proxy Statement
Business Highlights

(1)
We calculate annual recurring revenue, or ARR, as the annualized recurring value of all active subscription contracts at the end of a reporting period and exclude the value of non-recurring revenue streams, such as certain professional services.

(2)
Our dollar-based net expansion rate is a trailing four-quarter average of the annual contract value, which is defined as the subscription revenue that we would contractually expect to recognize over the term of the contract divided by the term of the contract, in years, from a cohort of customers in a quarter as compared to the same quarter in the prior year.

For the fiscal year ended December 31, 2022, additional business highlights include the following:
•	Revenue: Total GAAP revenue of $855.4 million, which represents a 60% increase on a year-over-year basis compared to revenue of $536.1 million for 2021.
•	Gross Profit: GAAP gross profit for 2022 of $737.6 million, or a GAAP gross margin of 86%.
•
Dollar-based Net Expansion Rate: Achieved a dollar-based net expansion rate (based on annual contract value) at or above 119% in each quarter of 2022 and ended the year with a dollar-based net expansion rate of 121% overall and 129% within the Global 2000.

•	Annual Recurring Revenue: Annual recurring revenue, or ARR, of $833.5 million for 2022, which represents a 31% increase on a year-over-year basis compared to ARR of $638.0 million for 2021.
•
Strengthened Executive Team: Promoted Paula Hansen to President and Chief Revenue Officer, appointed Doniel Sutton as our Chief People Officer and appointed a new Chief Marketing Officer and a new Chief Information Security Officer, each with substantial prior experience at leading technology companies.

•
Product Innovation: Advanced our cloud vision through the introduction of our enterprise grade Alteryx Analytics Cloud platform, which allows our cloud-based products to be deployed with the scalability, built-in governance and security that organizations demand as part of their digital transformations. Introduced Alteryx Designer-FIPS and Alteryx Server-FIPS, versions of our desktop products that serve our federal government end users by aligning with the data security and computer system standards outlined in the Federal Information Processing Standards (FIPS).

•
Ecosystem Expansion: Extended our reach by making the Alteryx platform available in the AWS marketplace, enabling AWS customers to automate complex analytics and accelerate digital transformation via the AWS platform.

•
Partner Engagement: Announced an updated partner program powering a partner-centric growth strategy built around a network of solution providers, global system integrators, technology partners and original equipment manufacturers. Awarded four Snowflake Competency badges for our proven success automating analytics for customers across several verticals. Entered into strategic alliances with KPMG UK to help clients develop data strategies and deliver broad digital transformation initiatives and Ernst & Young LLP, or EY, to help clients across various sectors leverage our platform along with EY’s digital transformation capabilities.

•
Go-to-Market Strategy: Launched new cloud Enterprise License Agreement (ELA) bundles, providing flexible and cost-effective ways for customers to deploy the Alteryx Analytics Cloud across their organization.

44 | 2023 PROXY STATEMENT

2023 Proxy Statement
•	Largest Acquisition: Acquired Trifacta Inc. to augment our product and go-to-market teams and acquire developed technology to advance our cloud-based functionalities.
•
Two Alteryx Ventures Investments: Through our strategic ventures fund, Alteryx Ventures, invested in Manta Software Inc., a data lineage company that creates audit trails for data management and compliance, and Vertis AI Inc., a market intelligence platform that helps organizations visualize and analyze employee and real estate data to support growth and culture decisions.

Executive Compensation Actions
•
Stockholder Alignment PSUs: Awarded market-based restricted stock units, or the Stockholder Alignment PSUs, which will provide meaningful compensation to our executives, but only if they deliver exceptional performance that creates significant returns for our stockholders. As of December 31, 2022, the Stockholder Alignment PSUs were unearned but remain eligible to be earned through March 2029. See “—Elements of Compensation—Stockholder Alignment PSU Awards” for additional detail.

•
Value-for-Value Exchange: Exchanged certain outstanding out-of-the-money stock options that no longer provided incentive value for RSU awards at an equivalent fair value at the time of the exchange with a new, additional two-year vesting term to support our long-term growth, enhance executive retention and reduce our stock overhang. See “—Elements of Compensation—Value-for-Value Exchange” for additional detail.

•
2022 Bonus Plan: Amended our 2022 Bonus Plan (as defined below) to, among other things, adjust payout schedules to provide both a semi-annual and an annual payout for eligible employees and payouts for our eligible part-time employees. See “—Elements of Compensation—2022 Bonus Plan Pool Funding and Targets” for additional detail.

2023 PROXY STATEMENT | 45

2023 Proxy Statement
Highlights of Our Executive Compensation Practices
The compensation committee has structured our executive compensation program to ensure that our named executive officers are compensated in a manner consistent with stockholder interests, competitive pay practices, applicable regulatory requirements and strong governance practices. The following are important features of the design and operation of our executive compensation program:
Components of Pay. The components of our 2022 executive compensation program primarily consist of elements that are generally available to our employees, including base salary, annual variable cash compensation, equity awards and broad-based benefits. Certain other benefits provided during 2022 are described under “Perquisites and Other Benefits” below.
Element	Performance Period	Objective	Key Considerations for 2022
Base Salary	Annual	Recognizes an individual’s role and responsibilities, serves as an important retention vehicle and provides a stable level of fixed compensation	•	Reviewed annually and set based on market competitiveness, individual performance and internal equity considerations
Annual Bonus	Annual	Rewards achievement of annual financial objectives subject to meeting individual performance expectations	•	Based on achievement of ARR and meeting individual performance expectations
RSUs	Long-Term	Aligns the interests of executives and stockholders and serves as an important retention vehicle	•	New hire grants generally vest 1∕3rd on the first anniversary of the vesting commencement date and 1/12th quarterly thereafter
			•	Annual grants generally vest quarterly over three years beginning on the first quarterly anniversary of the vesting commencement date
			•	Value-for-value exchange of certain outstanding out-of-the-money stock options for RSUs, with a new, additional two-year quarterly vesting period
PSUs	Long-Term
Aligns the interests of executives and stockholders, serves as an important retention vehicle and drives significant company performance with particular focus on revenue growth and stock price growth, as applicable
•
Performance-based restricted stock units, or PSUs, are earned and eligible to vest only upon the achievement of defined performance criteria and time-based conditions and include: (i) PSUs with respect to ARR and (ii) PSUs with respect to stock price thresholds

46 | 2023 PROXY STATEMENT

2023 Proxy Statement
Target Pay Mix. To help retain and motivate our named executive officers, our compensation committee aims to offer compensation competitive to our peers and industry through a mix of cash (base salaries and annual performance-based cash bonuses) and long-term incentives (equity awards).
The compensation committee does not have a formal policy for allocating total compensation among the various components. Instead, the compensation committee uses its judgment, in consultation with its independent compensation consultant, to establish an appropriate balance of short-term and long-term compensation for each named executive officer. The balance may change from year to year based on corporate strategy and objectives, among other considerations. For 2022, our named executive officers had the following target pay mix:

(1)
The long-term equity grant amounts reported reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by Mr. Anderson or our other named executive officers from the awards.

(2)	The percentages reflected are an average of each of our other NEO’s target pay mix.
2023 PROXY STATEMENT | 47

2023 Proxy Statement
Governance of Our Pay Program. The compensation committee regularly reviews best practices in executive compensation and uses the following guidelines to design our compensation programs:
What We Do	✔	Stock Ownership Policy that applies to our executive officers and our board of directors
	✔	Compensation Recoupment and Forfeiture Policy
	✔	Pay-for-performance philosophy and culture
	✔	Majority of pay is performance-based or variable and not guaranteed
	✔	Responsible use of shares under our long-term incentive program
	✔	Engage an independent compensation consultant
	✔	Annually conduct a Say-on-Pay vote
	✔	Independent and experienced compensation committee
	✔	Assess risks of our compensation program
What We Don’t Do	✘	No hedging of our stock
	✘	No pledging of our stock
	✘	No excise tax gross-ups
	✘	No discounted stock option awards
	✘	No supplemental executive retirement plans
	✘	No excessive perquisites
	✘	No single trigger accelerated vesting upon a change in control
	✘	No fixed term or evergreen offer letters
Say-on-Pay Vote Results & Stockholder Outreach
Say-on-Pay Results
At our annual meeting of stockholders in May 2022, our non-binding stockholder advisory vote on the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote) received 72.8% support of stockholder votes cast. Our compensation committee and the full board of directors took this vote outcome seriously and initiated a stockholder outreach effort to understand the full range of stockholder perspectives that drove the lower “Say-on-Pay” vote relative to prior years and to develop appropriate, responsive actions.
Stockholder Outreach

Following our 2022 annual meeting of stockholders, we reached out to 22 of our largest stockholders, representing approximately 54% of our outstanding Class A common stock as of June 30, 2022, to engage and share their perspectives with us. During the fourth quarter of 2022, we met with 11 stockholders who accepted our offer to engage, collectively representing approximately 43% of our outstanding Class A common stock as of June 30, 2022.
Alteryx Participants. Our engagement effort was led by Dan Warmenhoven, our lead independent director, who attended 55% of the engagement meetings with our stockholders. The engagement team also included our Chief Legal Officer and representatives from our legal and investor relations teams.
48 | 2023 PROXY STATEMENT

2023 Proxy Statement
Key Topics Discussed with Stockholders. In these engagement meetings, we discussed a range of topics, including our executive compensation program, board composition and leadership structure, corporate governance and our ESG priorities and reporting. We gained valuable perspectives from our stockholders, which were conveyed to our full board of directors and relevant committees of our board of directors and informed board discussions in early 2023.
Stockholders had varying perspectives and priorities with respect to our executive compensation program. Of those we met with, many of our stockholders understood and appreciated our approach to executive compensation and the compensation committee’s effort to retain our key executive leaders in challenging macroeconomic conditions. The stockholders who did not support our 2022 “Say-on-Pay” proposal focused primarily on concerns related to certain one-time fixed cash bonuses provided to newly hired executive officers, retention bonuses and the use of the same performance metric in both the short- and long-term incentive plans.
Below is a summary of the common themes raised during the engagement effort and the perspective of our board of directors with respect to that feedback.
Topic	Stockholder Feedback	Our Actions and Perspective
Alignment of pay and performance	Several stockholders wanted to understand the rationale behind pay levels for named executive officers	•
Target pay opportunities for new executive officers, including certain new hire fixed bonuses in prior years, have been negotiated with those executives to attract them to join the company at a critical stage of the company’s development and in a highly competitive labor market environment.

		•	A significant portion of total target compensation for our CEO and our other named executive officers is “at-risk,” tied to rigorous performance milestones and additional time-based vesting.

Perspective: The compensation committee worked with its independent compensation consultant to review pay benchmarks and determined that our named executive officer pay levels (excluding the Stockholder Alignment PSU awards) are commensurate with the peer opportunities for similar roles and scopes of responsibility. The Stockholder Alignment PSU awards were developed using the separate independent compensation consulting services of Compensia, Inc. and are exceptional, multi-year grants designed to reward performance that drives meaningful increases in stockholder value.

Performance metrics selection
Several stockholders expressed a preference to see multiple and diverse metrics in the short- and long-term incentive programs. Return on invested capital, total stockholder return, cash flow and ESG-focused metrics were suggested as alternatives, while some stockholders emphasized preference for relative over absolute measures
		•	In response to stockholder feedback, the compensation committee incorporated an additional performance-based metric into the executive long-term incentive program for 2023.
		•	The compensation committee will continue to evaluate the appropriate mix of performance metrics to ensure the incentive programs continue to support long-term, sustainable growth objectives.

Perspective: We have historically used ARR in our short-term incentive plan because we believe it is an important metric used by investors to assess the health and trajectory of our business.

In response to our stockholder feedback, in 2021, we first introduced PSUs as part of our long-term incentive program with ARR as the sole performance metric. We selected and continue to use ARR as a performance metric because we believe it is, and continues to be, an important indicator of our strategic long-term growth at this stage in our company’s maturity. Further, in response to our stockholder feedback, in February 2023, we incorporated an additional performance metric into this program.

Our Stockholder Alignment PSUs, granted in March 2022, include six separate stock price targets in $30 increments, achievable over a seven-year period, which further diversifies our long-term incentive program. The compensation committee intends to evolve our compensation program to consider and incorporate feedback received from stockholders and best market practices.

2023 PROXY STATEMENT | 49

2023 Proxy Statement
Topic	Stockholder Feedback	Our Actions and Perspective
Grant mix and PSU performance period	Several stockholders shared a preference for an increase in the mix of PSUs and a longer performance period	•
In response to stockholder feedback, Mr. Anderson’s equity award for 2023 comprises 50% PSUs and 50% RSUs. The 2023 equity awards for our other named executive officers comprise 25% PSUs and 75% RSUs. Given the challenging macroeconomic conditions being experienced at the time of the grants, these awards include a one-year performance period followed by an additional two-year vesting period. Going forward, our compensation committee plans to re-evaluate grant mix and performance and vesting periods on an annual basis.

Perspective: In determining the construct of long-term incentives, including setting the performance and vesting periods, the compensation committee considered a variety of factors, including our dynamic, highly competitive and fast-moving industry and challenges in setting reliable long-term goals over multi-year periods.

Special one- time awards for named executive officers issued in fiscal 2022	Several stockholders requested additional detail to understand the compensation committee’s rationale for the Stockholder Alignment PSU awards	•	In response to this stockholder feedback, this Proxy Statement includes expanded rationale describing factors considered by the compensation committee in approving the Stockholder Alignment PSUs.
We believe that these actions implemented by our compensation committee in response to our stockholders’ views, including specific consideration of suggestions and perspectives as part of the board of directors’ and compensation committee’s annual review of compensation, have further strengthened the pay and performance alignment of our executive compensation program.
We hope that by providing additional insight into the board of directors and committee actions, as well as describing the compensation program changes and forward-looking considerations made in response to our ongoing dialogue with our stockholders, we have conveyed the seriousness with which our compensation committee and entire board of directors considered and responded to the perspectives of our stockholders.
Our Executive Compensation Philosophy and Objectives
The overall objective of our compensation program is to support business objectives by attracting, retaining and engaging the highest caliber employees, including executive officers. The goals of the compensation committee with respect to executive compensation are to:
•	attract, retain, motivate and reward talented executives;
•	tie compensation incentives to the achievement of specified performance objectives; and
•	achieve long-term value creation for our stockholders by aligning the interests of these executives with those of our stockholders.
To achieve these goals, we endeavor to maintain compensation plans that tie a substantial portion of executives’ overall compensation to key strategic, operational and financial goals that support our business strategy and align the interests of our executives with those of our stockholders. We believe our executive compensation program as developed and implemented, and as presented in this Proxy Statement, achieves these objectives.
Process for Setting Executive Compensation
Role of the Compensation Committee
The compensation committee acts on behalf of the board of directors to oversee the compensation policies and practices applicable to all our employees, including the administration of our equity plans. Our compensation committee annually assesses the performance of our Chief Executive Officer and other executives, and, based in part on the recommendations from our Chief Executive Officer with respect to executives other than himself, approves the compensation of these executives. Our compensation committee also annually reviews the performance of and expected contributions from our Executive Chairman and reviews and approves the compensation for our Executive Chairman. Our compensation committee retains, and does not delegate, any of its responsibility to determine executive compensation.
50 | 2023 PROXY STATEMENT

2023 Proxy Statement
Role of Independent Compensation Consultant
In setting compensation levels for 2022 as part of our annual compensation review, the compensation committee continued to retain the services of Aon’s Human Capital Solutions practice, a division of Aon plc (formerly known as Radford), or Aon, as its independent compensation consultant. In this capacity, Aon advised the compensation committee on compensation matters related to reviewing and setting 2022 compensation for our executives and directors.
The compensation committee engaged Compensia, Inc., or Compensia, in the first quarter of 2022 to provide separate independent compensation consulting services in connection with the structuring of and value analysis related to the Stockholder Alignment PSUs, which are discussed in detail under “—Elements of Compensation—Stockholder Alignment PSU Awards.”
In June 2022, following a comprehensive search, the compensation committee retained Alpine Rewards as its independent compensation consultant. Alpine Rewards focuses on the technology sector and provides deep analytical and compensation expertise and strategic advisory services. In this capacity, Alpine Rewards has advised the compensation committee on compensation matters related to the executive and director compensation programs since June 2022. In 2022, Alpine Rewards assisted the compensation committee with, among other things:
•	conducting executive and non-employee director market pay analysis;
•	reviewing and suggesting changes to the compensation peer group for 2023;
•	developing and refining, including through analyzing relevant third-party survey data, executive and employee pay programs and governance practices; and
•	reviewing this Compensation Discussion and Analysis and other Proxy Statement disclosures.
The compensation committee has the sole authority to engage and terminate Alpine Rewards’ services, as well as to approve its compensation (and had the same authority with respect to its prior compensation consultants during 2022). Alpine Rewards makes recommendations to the compensation committee but has no authority to make compensation decisions on behalf of the compensation committee or the company (as was the same for the prior compensation consultants during 2022). Alpine Rewards reported to the compensation committee and had direct access to the chairperson and the other members of the compensation committee (as did the prior compensation consultants during 2022). Beyond data and advice related to director and executive compensation matters and employee equity plan design, Alpine Rewards did not provide other services to us in 2022.
The compensation committee conducted specific reviews of its relationships with each of the compensation consultants it engaged in 2022 and determined that none of the compensation consultants’ work for the compensation committee raised any conflicts of interest. Each of the compensation consultants’ work has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC and the New York Stock Exchange.
Role of Management
To aid the compensation committee in its responsibilities, the Chief Executive Officer provides the compensation committee with recommendations relating to the performance and achievements, including support of our corporate values, of each of the named executive officers (other than himself and the Executive Chairman). The compensation committee gives considerable weight to the Chief Executive Officer’s performance evaluations of the other named executive officers because he has direct knowledge of the criticality of their work, performance and contributions. The compensation committee does not consult with any other executive officers about its decisions. The Chief Executive Officer does not participate in the compensation committee’s deliberations or decisions regarding his own compensation.
Use of Market Data and Peer Group Analysis
When considering executive compensation decisions, the compensation committee believes it is important to be informed as to current compensation practices of comparable publicly held companies in the software and services industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each named executive officer’s specific expertise and experience.
2023 PROXY STATEMENT | 51

2023 Proxy Statement
In 2022, as in prior years, the compensation committee believed referencing market data provided by its independent compensation consultant, along with other factors, was important when setting total compensation for our named executive officers because competition for executive management is intense in our industry and the retention of our talented leadership team is critical to our success. However, while referencing the peer group compensation levels is helpful in determining market-competitive compensation for our named executive officers, in 2022, the compensation committee did not directly tie any pay elements to particular benchmarks within the peer group; rather, the peer data was used as a market-check analysis and as just one factor considered in the annual compensation approval process. Other important considerations include employee knowledge, skills and experience; individual performance; scope of responsibilities; and any retention concerns.
2022 Peer Group
In August 2021, the compensation committee, with the assistance of Aon, considered several factors in determining the composition of our peer group for purposes of evaluating the 2022 compensation of our named executive officers, including:
•	Industry: U.S.-based enterprise software companies with an emphasis on software-as-a-service (SaaS) and cloud solutions that have recently gone public;
•	Revenue: Between $250 million and $1.3 billion;
•	Market capitalization: Generally, between $2 billion and $18 billion; and
•	Growth companies: An emphasis on companies with strong year-over-year revenue growth.
Using these criteria, the following 20 companies were identified by the compensation committee and Aon as the defined peer group for 2022 executive compensation decisions:
Anaplan	Coupa Software	New Relic	Rapid7
AppFolio	Elastic	Paycom Software	RingCentral
Avalara	Five9	Paylocity Holding	Workiva
BlackLine	HubSpot	Q2 Holdings	Zendesk
Cloudera	MongoDB	Qualys	Zscaler
Our compensation committee removed Okta, Slack Technologies and The Trade Desk from our 2022 compensation peer group as each did not meet one or more of the criteria discussed above and was no longer considered to be a meaningful comparison point. Our compensation committee then added Avalara, Elastic, Rapid7 and Workiva to our 2022 compensation peer group based on the criteria set forth above.
2023 Peer Group Changes
In July 2022, the compensation committee and Alpine Rewards reviewed the peer group to ensure that it continued to reflect the appropriate peer selection criteria. The compensation committee, with the assistance of Alpine Rewards, determined to increase the revenue parameters to range between $300 million and $1.5 billion and decrease the market capitalization parameters to range between $1 billion and $12 billion based on changes to our financial profile.
Changes to the peer group were determined based on merger and acquisition activities, the updated revenue and market capitalization parameters, an enhanced focus on enterprise software companies (regardless of initial public offering date) and a focus on “hub” locations to reflect our talent market, with all other criteria remaining unchanged. Changes to the 2023 peer group that was used for reference while making 2023 executive officer compensation decisions were as follows:
•	Removed: Anaplan, Cloudera, HubSpot and Zendesk
•	Added: Altair Engineering, Box, Guidewire Software and Informatica
52 | 2023 PROXY STATEMENT

2023 Proxy Statement
Compensation Risk Oversight
Our compensation committee has responsibility for establishing our compensation philosophy and objectives, determining the structure, components and other elements of our programs, and reviewing and approving the compensation of our named executive officers. We do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on us.
Elements of Compensation
Base Salaries
Base salaries serve to provide fixed cash compensation to our executive officers for performing their ongoing responsibilities. Base salaries for our executive officers are approved upon joining the company by the compensation committee, and then reviewed and adjusted, as appropriate, by the compensation committee, in consultation with its independent compensation consultant.
Such adjustments are based on factors that may include:
•	each executive officer’s position and specific responsibilities;
•	individual performance;
•	level of experience;
•	achievement of corporate and strategic goals; and
•	a review of competitive salary and total compensation market data for comparable positions at peer companies.
The compensation committee does not apply any specific formulas to determine increases in base salaries for our executive officers, but instead makes an evaluation of the factors listed above. Increases in base salary typically take effect as of March 1st of each calendar year.
We reviewed our named executive officers’ base salaries based on the considerations outlined above. Based on this review, the compensation committee increased our named executive officers’ base salaries in 2022 as follows:
Executive	2021	2022	% Increase
Mark Anderson	$600,000	$650,000(1)	8.3%
Kevin Rubin	$412,300	$433,000	5.0%
Paula Hansen	$500,000	$550,000(2)	10.0%
Suresh Vittal	$460,000	$474,000	3.0%
Christopher Lal	$361,800	$450,000(3)	24.4%
(1)
In February 2022, based on available market data with respect to chief executive officer positions, the compensation committee approved an increase in Mr. Anderson’s annual base salary to $650,000, effective as of March 1, 2022.

(2)	Ms. Hansen has served as our Chief Revenue Officer since May 17, 2021 and was promoted to our President and Chief Revenue Officer on February 1, 2022.
(3)
Mr. Lal’s annual base salary from March 1, 2022 through July 31, 2022 was $400,000. In July 2022, based on available market data and to align Mr. Lal’s annual base salary with those of our other executives, the compensation committee approved an increase in Mr. Lal’s annual base salary to $450,000, effective as of August 1, 2022.

Annual Performance-Based Cash Incentives
Historically, we have provided our executives with short-term, performance-based annual incentives through our annual cash incentive program. We believe that annual incentives:
•	align the focused, short-term interests of our company, executives and investors;
•	drive us to achieve and exceed financial goals;
•	attract and retain the top talent in the industry; and
•	recognize and reward individuals for contributing to our company’s success.
2023 PROXY STATEMENT | 53

2023 Proxy Statement
2022 Bonus Plan Incentive Opportunities
Each of our executive officers participates in our annual bonus plan, or the 2022 Bonus Plan, which is the same bonus plan in which our employees are also generally eligible to participate. Executive officers that participate in the 2022 Bonus Plan have an established annual incentive target, which is equal to a percentage of their base salary. The actual earned annual incentive bonus, if any, is calculated based on the bonus pool funding, company performance and any adjustments for individual performance.
For 2022, our named executive officers had the following annual cash incentive opportunities under the 2022 Bonus Plan, which were unchanged from the prior year for each of our named executive officers:
Executive	Target Annual Incentive (as % of base salary)
Mark Anderson	100%
Kevin Rubin	70%
Paula Hansen	100%
Suresh Vittal	75%
Christopher Lal	60%
2022 Bonus Plan Pool Funding and Targets
In February 2022, our compensation committee established the 2022 Bonus Plan with an ARR performance target of $840.0 million. If the company achieved less than 80% of the ARR performance target, the bonus pool would not be funded. At 80% achievement of the ARR performance target, the bonus pool would be funded at 80% of target funding. At 100% achievement of the ARR performance target, the bonus pool would be funded at 100% of target funding. At 110% achievement of the ARR performance target, the bonus pool would be funded at 150% of target funding and at 115% or greater achievement, the bonus pool would be funded at 200% of target funding. If ARR was above or below the target achievement thresholds, the bonus pool funding amount would be interpolated between pool funding amounts.
Target Achievement (%)	Target Achievement ($)	Pool Funding (%)
< 80%	< $672M	0%
80%	$672M	80%
100%	$840M	100%
110%	$924M	150%
≥ 115%	≥ $966M	200%
Our 2022 Bonus Plan used an ARR performance metric because it has historically aligned with the way the investment community has evaluated our performance and because our compensation committee determined that one of the most important factors in increasing stockholder value in 2022 was ARR growth. ARR is a business performance metric that has been used by investors to assess the health and trajectory of our software subscription business and is a cornerstone metric for our compensation programs because it provides investors with visibility into the predictable, recurring revenue from our subscriptions. ARR is also a primary metric we use, together with revenue, for evaluating our financial performance. We report quarterly on, and provide guidance with respect to, ARR. We calculate ARR as the annualized recurring value of all active subscription contracts at the end of a reporting period, excluding the value of non-recurring revenue streams, such as certain professional services.
In July 2022, to financially support our employees in challenging macroeconomic conditions, our compensation committee amended the 2022 Bonus Plan to provide a semi-annual payout for all employees who participate in the 2022 Bonus Plan and established an ARR performance target of $729.0 million for determining the Semi-Annual Period (as defined below) achievement. This amendment to our 2022 Bonus Plan was made concurrently with the preparation of our quarterly report on Form 10-Q for the three months ended June 30, 2022 and we had preliminarily determined that, as of June 30, 2022, we had achieved ARR representing approximately 87% of the annual target achievement amount. Because a large portion of our ARR is realized in the fourth quarter of each year, this percentage achievement as of June 30, 2022 was determined to be consistent with our projections for full target achievement by December 31, 2022. This amendment to the 2022 Bonus Plan was also applicable to our named executive officers. The annual ARR performance targets and
54 | 2023 PROXY STATEMENT

2023 Proxy Statement
the resulting annual pool funding percentages were not changed and the overall potential annual payment under the 2022 Bonus Plan was not increased as a result of the foregoing amendments, which generally related to payment timing of the annual bonus. In addition, there was no opportunity for the Semi-Annual Period payment to be paid above target achievement.
The earned incentive under the amended 2022 Bonus Plan was payable based on our achievement of a semi-annual target and an annual target, with (i) 50% of each participant’s annual bonus target payable in August or September 2022 based on performance from January 1, 2022 through June 30, 2022, or the Semi-Annual Period, and (ii) 50% of the annual bonus target payable on or before March 31, 2023 based on performance from January 1, 2022 through December 31, 2022, or the Annual Period. The base salary and target bonus percentage in effect on June 30, 2022 and December 31, 2022 were used in calculating the applicable payout for the Semi-Annual Period and the Annual Period, respectively. If an employee received a Semi-Annual Period payment, such payment was deducted from the Annual Period payment.
Amended 2022 Bonus Plan for the Semi-Annual Period (January – June 2022)
Target Achievement (%)	Target Achievement ($)	Pool Funding (%)
< 80%	< $583M	0%
80%	$583M	80%
100%	$729M	100%
As noted above, no changes were made to either the annual ARR performance targets or resulting pool funding in the amended 2022 Bonus Plan.
Amended 2022 Bonus Plan for the Annual Period (January – December 2022)
Target Achievement (%)	Target Achievement ($)	Pool Funding (%)
< 80%	< $672M	0%
80%	$672M	80%
100%	$840M	100%
110%	$924M	150%
≥ 115%	≥ $966M	200%
In February 2023, to recognize company performance in continued challenging macroeconomic conditions, our compensation committee further amended our 2022 Bonus Plan to allow for part-time employees to participate and to provide that the ARR performance percentage achievement would be rounded up to the nearest whole number.
2022 Earned Cash Bonuses
Based on the bonus pool funding that results from the level of achievement of our ARR goal, an individual may receive between 0% and 200% of their target award; however, for 2022, the payment for the Semi-Annual Period was limited to 100% of the individual’s Semi-Annual Period target award. Likewise, any Semi-Annual Period payment offset any Annual Period payment for 2022. Bonuses were also subject to further adjustment based on the achievement of individual performance expectations and goals for the Annual Period but not the Semi-Annual Period.
2023 PROXY STATEMENT | 55

2023 Proxy Statement
For 2022, the annual ARR performance target was achieved at 99.2%. As described above, based on company performance in challenging macroeconomic conditions, our compensation committee rounded up to the nearest whole number, certified achievement at 100% and determined to fund the bonus pool at 100% of target funding. The bonus payout amounts reflect both company financial performance and individual achievement for the Annual Period. The compensation committee certified the annual bonus amounts (including the Semi-Annual Period and Annual Period amounts) set forth in the table below for each named executive officer in 2022:
Opportunity				Actual
Executive	2022 Base Salary	Target Bonus Percentage (as % of base salary)	Target Bonus	Semi-Annual Period 2022 Earned Award	Annual Period 2022 Earned Award	Total 2022 Earned Award	As a % of Target
Mark Anderson	$650,000	100%	$650,000	$325,000	$325,000	$650,000	100%
Kevin Rubin	$433,000	70%	$303,100	$151,550	$151,550	$303,100	100%
Paula Hansen	$550,000	100%	$550,000	$275,000	$275,000	$550,000	100%
Suresh Vittal	$474,000	75%	$355,500	$177,750	$177,750	$355,500	100%
Christopher Lal	$450,000(1)	60%	$270,000	$120,000	$150,000	$270,000	100%
(1)
Mr. Lal’s annual base salary from March 1, 2022 through July 31, 2022 was $400,000, which was increased to $450,000 effective as of August 1, 2022. In accordance with the terms of the 2022 Bonus Plan, Mr. Lal's Annual Period payment was determined based on his base salary in effect as of December 31, 2022.

2022 Annual Equity Awards
A significant portion of executive pay is delivered as long-term incentives (equity awards), which are designed to align executive officers’ interests with stockholder interests, promote retention through the reward of long-term company performance and encourage ownership in our company.
We have historically used equity awards in the form of time-based stock options and RSUs, but our compensation committee has generally transitioned to primarily using RSUs. The compensation committee believes that RSUs serve as an important retention vehicle and align the interests of management and stockholders while being less dilutive than stock options. During 2021, in response to, among other things, market trends, our compensation committee’s assessment of our overall compensation program in light of our 2021 Say-on-Pay results and investor feedback, the compensation committee introduced PSUs as a meaningful component of equity award allocations for certain of our executive officers. Our compensation committee continued to award PSUs to certain of our executive officers in 2022 and diversified the vesting conditions underlying these awards from those used in 2021. The PSUs awarded in 2022 were earned and eligible to vest upon the compensation committee’s certification of ARR achievement of $833.5 million during the period from January 1, 2022 through December 31, 2022, or the 2022 PSU Performance Period.
In addition to time-based RSUs and PSUs, in March 2022, the compensation committee granted to certain executives, including Mr. Anderson, Ms. Hansen, Mr. Rubin, Mr. Vittal and Mr. Lal, Stockholder Alignment PSUs, which may be earned and vested only if we achieve certain stock price targets over a seven-year period and the executives continue to provide services to us on each achievement date as described in further detail below in “—Stockholder Alignment PSU Awards.” The Stockholder Alignment PSUs awarded in 2022 currently remain unearned and unvested. Our compensation committee also granted certain time-based RSUs to certain of our executives, including certain of our named executive officers, in a value-for-value exchange for certain outstanding out-of-the-money stock options, which RSUs included a new, additional two-year quarterly vesting schedule.
In light of the one-time grants of Stockholder Alignment PSU awards, the compensation committee determined not to grant Mr. Anderson any annual RSUs or annual PSUs for 2022.
Our general policy is to grant equity awards on fixed dates determined in advance, although under our policy there are occasions when grants are made on other dates, such as for new hires, mid-year promotions and other periodic recognition or special incentive events and in connection with acquisitions. All required approvals are obtained in advance of or on the actual grant date. Annual equity grants to our continuing executive officers are typically approved during our company-wide performance review period that occurs in March. The timing of annual equity award grants to our continuing executive officers is not coordinated in a manner that intentionally benefits our executive officers.
56 | 2023 PROXY STATEMENT

2023 Proxy Statement
The compensation committee determines the size of equity grants according to each executive officer’s position. To do so, the compensation committee, in consultation with its independent compensation consultant, generally references the market data of our peer group companies as provided by Aon. The compensation committee also takes into consideration each named executive officer’s recent performance history, his or her potential for future responsibility and the criticality of his or her work to the long-term success of our company, as well as any vested and unvested equity awards already held by the executive. The compensation committee has the discretion to give relative weight to each of these factors as it sets the size of the equity grant to appropriately create an opportunity for reward based on increasing stockholder value.
Our named executive officers received RSUs and PSUs in 2022. The following RSU and PSU grants were awarded to our named executive officers in 2022:
Executive	Annual RSUs (#)(1)	Value- for-Value RSUs (#)(2)	2022 PSUs (#)(3)	Stockholder Alignment PSUs (#)(4)
Mark Anderson	—	135,198	—	1,500,000
Kevin Rubin	51,979	25,380	17,326	300,000
Paula Hansen	51,979	—	17,326	500,000
Suresh Vittal	51,979	—	17,326	500,000
Christopher Lal	27,772	15,660	9,240	90,000
(1)
The RSUs vest as to one-twelfth of the shares subject to the RSUs on each of the quarterly anniversaries of the vesting commencement date, subject to the individual’s continued service to us through the applicable vesting date.

(2)
The RSUs were received in connection with the value-for-value exchange of certain outstanding out-of-the-money stock options as described in more detail in “—Value-for-Value Exchange.” The RSUs vest in eight equal quarterly installments, subject to the individual’s continued service to us through the applicable vesting date, and the first installment vested on December 1, 2022.

(3)
The 2022 PSUs (as defined below) were designed to be earned and eligible to vest upon the achievement of an ARR-based performance target of $840.0 million during the 2022 PSU Performance Period. Based on our achievement of ARR of $833.5 million during the 2022 PSU Performance Period, or 99.2% of the target of $840.0 million, the compensation committee rounded up to the nearest whole number and certified the 2022 PSUs at 100% of target in February 2023. The earned 2022 PSUs vested as to 25% of the shares subject to the earned 2022 PSUs, rounded down to the nearest whole share, on March 1, 2023 and 1/12th of the shares subject to the remaining earned 2022 PSUs, rounded down to the nearest whole share, will vest quarterly thereafter, subject to the individual’s continued service to us through the applicable vesting date.

(4)
The Stockholder Alignment PSUs are 100% market-based and represent the right to earn and vest in shares in six separate segments only if increasing stock price targets are achieved over a seven-year period and the individual continues to provide services to us on each achievement date. As of December 31, 2022, the Stockholder Alignment PSUs were unearned, but remain eligible to be earned through March 14, 2029. See “—Elements of Compensation—Stockholder Alignment PSU Awards” for additional detail. The amounts shown in the table above reflect the PSUs that could be earned based on maximum performance (i.e., achievement of all six separate stock price targets).

In February 2022, our compensation committee approved annual equity awards to each of our named executive officers, except for Mr. Anderson, consisting of 75% time-based RSUs and 25% PSUs, or the 2022 PSUs. Mr. Anderson received Stockholder Alignment PSUs but did not receive awards of time-based RSUs or 2022 PSUs during 2022. The values of the time-based RSUs granted in 2022 and the 2022 PSUs were based on, among other factors, market data.
The time-based RSUs granted in 2022 vest as to one-twelfth of the shares subject to the RSUs on each of the quarterly anniversaries of the vesting commencement date, subject to the individual’s continued service to us through the applicable vesting date. The RSUs will be subject to acceleration upon certain events as described in greater detail in “—Potential Payments upon Termination or Change in Control.”
The 2022 PSUs were designed to be earned and eligible to vest upon the achievement of an ARR-based performance target of $840.0 million during the 2022 PSU Performance Period. ARR was selected as the key performance metric for the 2022 PSUs as well as our 2022 Bonus Plan because our compensation committee determined that one of the most important factors in increasing stockholder value in 2022 was ARR growth. Our compensation committee considered a variety of factors, including our continued growth, our dynamic, highly competitive and fast-moving industry and the difficulty of predicting future performance in such an environment, and concluded that a one-year ARR-based performance metric incentivized our high-caliber executives to focus on and achieve performance objectives directly connected to our growth plan and, as a result, aligns their success with the interests of our stockholders. If the company achieved less than 80% of the ARR performance target, none of the 2022 PSUs would vest. At 80% achievement of the ARR performance target, 80% of the target number of 2022 PSUs would become eligible to vest. At 100% achievement of the ARR performance target, 100% of the target number of 2022 PSUs would become eligible to vest. At 110% achievement of the ARR performance target, 150% of the target number of 2022 PSUs would become eligible to
2023 PROXY STATEMENT | 57

2023 Proxy Statement
vest and at 115% or greater achievement, 200% of the target number of 2022 PSUs would become eligible to vest. If ARR was above or below the target achievement thresholds, the number of 2022 PSUs that would be eligible to vest would be linearly interpolated between performance multipliers. ARR achievement was measured and certified by our compensation committee following our audit committee’s approval of the financial statements for the year ended December 31, 2022. Based on our achievement of ARR of $833.5 million during the 2022 PSU Performance Period, or 99.2% of the target of $840.0 million, the compensation committee rounded up to the nearest whole number and certified the 2022 PSUs at 100% of target to recognize company performance in challenging macroeconomic conditions.
2022 PSUs
ARR Performance Metric Achievement	Target Achievement ($)	ARR Performance Multiplier
< 80%	< $672M	0%
80%	$672M	80%
100%	$840M	100%
110%	$924M	150%
≥ 115%	≥ $966M	200%
In accordance with the terms of the 2022 PSUs, and subject to the executive’s continuous service with us on each vesting date, 25% of the achieved 2022 PSUs vested on March 1, 2023 and 1/12th of the achieved 2022 PSUs will vest quarterly thereafter, subject to the individual’s continued service to us through the applicable vesting date. The achieved 2022 PSUs will be subject to acceleration upon certain events as described in greater detail in the section entitled “—Potential Payments upon Termination or Change in Control.”
Value-for-Value Exchange
In September 2022, we identified that certain of the stock options held by certain executives were underwater by up to 57% and thus neither provided incentive value to support our long-term growth nor enhanced executive retention. Accordingly, our compensation committee determined to extend an offer to such optionholders, which included certain of our named executive officers, to participate in a value-for-value exchange of certain outstanding out-of-the-money stock options with an exercise price above $90, which was 11.8% above our highest closing price and 103.3% above our lowest closing price during the 12 months prior to the value-for-value exchange offer. The eligible underwater options, both vested and unvested, were exchanged for unvested RSUs. These replacement RSUs will vest over a period of two years, subject to continuous service by the individual through each applicable vesting date. We determined the number of replacement RSUs using a “value-for-value” exchange based on the present Black-Scholes value of the cancelled options and our twenty-day average trading price, which in the aggregate resulted in approximately 54% fewer shares subject to the RSUs compared to the cancelled options.
In considering other alternatives, the compensation committee determined that the value-for-value exchange balanced stockholder interests with achieving our retention and strategic business goals by supporting continuity of the executive leadership team, reducing dilutive impact on our stockholders, avoiding a potential windfall for executives if the price were to rebound and reinforcing alignment with stockholder value creation goals as compared to either reducing the impacted options’ exercise prices or providing cash awards.

Stockholder Alignment PSU Awards
In March 2022, after undertaking a comprehensive review and analysis with Compensia, which was engaged solely for that purpose, the compensation committee granted to certain executives, including Mr. Anderson, Ms. Hansen, Mr. Rubin, Mr. Vittal and Mr. Lal, special Stockholder Alignment PSUs outside of our ordinary annual grant process, which Stockholder Alignment PSUs include a seven-year performance period, aggressive stock price targets and continued service-based vesting requirements, as described in further detail below.
58 | 2023 PROXY STATEMENT

2023 Proxy Statement
Purpose of Stockholder Alignment PSUs. The compensation committee recognizes that we are only at the beginning of our journey to unify analytics, data science and business process automation in order to accelerate digital transformation, deliver high-impact business outcomes, accelerate the democratization of data and rapidly upskill modern workforces. Accordingly, the compensation committee believes that we have a considerable opportunity to continue to deliver significant stockholder value. By further linking our executives’ compensation to the strong performance of our stock price so that the executives do not realize value with respect to the Stockholder Alignment PSUs unless all our stockholders benefit from substantial value creation, the Stockholder Alignment PSUs were designed to ensure that the executives are aligned with stockholder interests going forward. The Stockholder Alignment PSUs were designed to incentivize significant and sustained outperformance, with vesting only occurring at stock price targets significantly above our stock price as of March 2022 and only if the stock price is sustained at or above the target level over a trailing 60-trading day period, as described below. Moreover, the Stockholder Alignment PSUs granted to the executives were designed to drive our strategic direction and value creation over the long-term by encouraging leadership continuity and collaboration and motivating the executives with equity that rewards them for providing sustained meaningful increases in stockholder value over a seven-year period and requiring continued service through the applicable achievement date. The seven-year performance period is significantly longer than the vesting period of equity awards previously granted to our executive officers which have, since 2020, typically vested over a three-year period. In addition, based on market data provided by Compensia, the seven-year performance period approximates the 55th percentile compared to similar awards granted by other companies. The Stockholder Alignment PSUs are one element of our comprehensive executive compensation program, which program the compensation committee has designed to achieve long-term value creation for our stockholders by rewarding the executives for achievement of performance objectives in both the short term (i.e., through the achievement of financial objectives pursuant to our annual bonus plan) and long term (i.e., through the 2022 PSUs that vested upon the achievement of certain annual performance targets and are subject to longer-term time-based vesting requirements, the February 2023 PSUs that vest upon the achievement of certain annual performance targets and are subject to longer-term time-based vesting requirements, and the Stockholder Alignment PSUs that have the opportunity to vest upon the achievement of stock price targets over a seven-year performance period, as described below).
With these goals in mind, the compensation committee determined to design and implement a special equity program. To this end, the compensation committee engaged Compensia as its special independent compensation consultant for the limited purpose of advising on the value proposition and structure of the Stockholder Alignment PSUs. The compensation committee, comprised entirely of independent and disinterested members of the board of directors, after extensive review, discussion, consultation and iteration on the program, determined to grant the Stockholder Alignment PSUs to the executives in the amounts and on the terms described below.
Terms of Stockholder Alignment PSUs. The Stockholder Alignment PSUs were granted under the 2017 Plan. The Stockholder Alignment PSUs are 100% market-based and represent the right to earn and vest in shares of our Class A common stock in six separate segments only if increasing stock price targets are achieved over a seven-year period and the executive continues to provide services to us on each achievement date, as described in further detail below:
Stock Price Targets Table
Segment	Stock Price Target	Number of Aggregate Segment PSUs for Named Executive Officers
1	$90	580,000 PSUs
2	$120	580,000 PSUs
3	$150	475,000 PSUs
4	$180	450,000 PSUs
5	$210	405,000 PSUs
6	$240	400,000 PSUs
For Mr. Anderson, Ms. Hansen, Mr. Vittal, Mr. Rubin and Mr. Lal, the maximum number of shares that can vest under their respective Stockholder Alignment PSUs is 1,500,000, 500,000, 500,000, 300,000 and 90,000, respectively, with such maximum awards representing approximately 2.22%, 0.74%, 0.74%, 0.44% and 0.13%, respectively, of our outstanding shares of Class A common stock and Class B common stock combined as of February 8, 2022 and 2.16%, 0.72%, 0.72%, 0.43% and 0.13%, respectively, of our outstanding shares of Class A
2023 PROXY STATEMENT | 59

2023 Proxy Statement
common stock and Class B common stock combined as of February 8, 2023. For example, based on market data provided by Compensia, the estimated grant value of Mr. Anderson's Stockholder Alignment PSU award approximates the 40th percentile compared to similar awards granted to other chief executive officers.
In connection with its decision regarding the structure and size of the Stockholder Alignment PSUs, the compensation committee requested and reviewed a thorough market and modelling analysis provided by Compensia, including data regarding the size and key terms of significant equity awards subject to performance-based milestones granted by comparable companies.
Following review, discussion and iteration of the analysis provided by Compensia, the compensation committee determined to structure the Stockholder Alignment PSUs using six separate segments with increasing stock price targets to push our executives towards the continued and sustained achievement of our long-term goals. The number of shares in each tranche is slightly front-weighted to recognize the increasing difficulty of achieving each successive applicable stock price target. The compensation committee considers the stock price targets to be challenging hurdles, particularly at the later tranches, and believes achievement will result in the creation of extraordinary value to stockholders. In addition, the Stockholder Alignment PSUs require continued service through each achievement date to incentivize continued service.
For the first segment to become eligible to vest, our stock price must equal at least $90.00 per share, subject to the additional terms described below, including with respect to the calculation of our stock price. For the remaining segments to become eligible to vest, our stock price must grow in $30 increments, with the final segment becoming eligible to vest only if our per share stock price reaches $240.00. The compensation committee believes that the chosen stock price targets reflect meaningful and durable increases to our valuation that would create increased stockholder value upon achievement.
Beginning after the grant date of the Stockholder Alignment PSUs, or the PSU Grant Date, in order to satisfy a stock price target, the average of our daily volume weighted average price over a trailing 60-trading day period must equal or exceed the stock price target. The stock price targets were designed in this manner to reward durable and sustained results. The Stockholder Alignment PSUs directly align the executives’ interests and success with those of our stockholders over the long-term. For example, if the executives were to lead us to achieve the highest stock price target, the stock price will have increased by approximately 350% from the closing price of our Class A common stock on March 14, 2022, implying more than $12.6 billion in incremental stockholder value creation.

$16.3B Market Cap
$14.3B Market Cap
$12.3B Market Cap
$10.2B Market Cap
$8.2B Market Cap
$6.1B Market Cap
$3.7B Market Cap
$240 stock price target 4.5X MARKET CAP GROWTH
$210 stock price target 3.9X MARKET CAP GROWTH
$180 stock price target 3.3X MARKET CAP GROWTH
$150 stock price target 2.8X MARKET CAP GROWTH
$120 stock price target 2.2X MARKET CAP GROWTH
$90 stock price target 1.7X MARKET CAP GROWTH
$54.24 grant date stock price (3/14/22)

If none of the six stock price targets is achieved within the seven-year period, no shares subject to the Stockholder Alignment PSUs will vest and the Stockholder Alignment PSUs will be forfeited for no consideration.
The vesting of Mr. Anderson’s Stockholder Alignment PSU award requires that Mr. Anderson remain employed as the CEO for the first two years following the PSU Grant Date and, after the two-year period following the PSU Grant Date, as either the CEO or Executive Chairman, through the date that the applicable stock price target is determined to have been achieved. Likewise, vesting of the Stockholder Alignment PSUs for the other
60 | 2023 PROXY STATEMENT

2023 Proxy Statement
executives (other than Mr. Anderson) requires that each other executive remain employed in his or her current position, in another C-level position, or in a different senior management role as may be approved by the compensation committee through the date that the applicable stock price target is determined to have been achieved.
In addition, notwithstanding any earlier achievement of a stock price target, no portion of the Stockholder Alignment PSUs that is achieved will vest prior to the two-year anniversary of the PSU Grant Date, or the Two-Year Anniversary Date. These service and vesting requirements are designed to ensure continuity of leadership and to drive sustained price growth. However, if, prior to the Two-Year Anniversary Date, an executive’s eligible service with us ends as a result of a termination without “cause” or a resignation for “good reason” (each as defined in the Stockholder Alignment PSUs award agreement), any previously achieved segments of the Stockholder Alignment PSUs will become vested, and the executive will not be eligible to achieve or vest in any additional portion of the Stockholder Alignment PSUs. In addition, if an executive’s eligible service with us ends due to death or disability, any previously achieved segments of the Stockholder Alignment PSUs will become vested and his or her Stockholder Alignment PSUs will remain outstanding and eligible to be earned and vest based on the achievement of stock price targets for up to 12 months following the termination date due to death or disability. This protection is designed to provide comfort to executives that earned amounts will not be forfeited upon termination scenarios that are outside of the executive’s control. However, the Stockholder Alignment PSUs will not be subject to any acceleration provisions in the Severance and Change in Control Agreements (as defined below).
In the event of a change in control of our company, achievement of a stock price target will be measured using the change in control price per share of our Class A common stock rather than the average of our daily volume weighted average price over a trailing 60-trading day period, and any achievement between two stock price targets will be interpolated. Any such resulting “achieved” shares and, in the case of a change in control prior to the Two-Year Anniversary Date, any previously achieved shares, will vest upon the change in control.
The Stockholder Alignment PSUs are subject to certain clawback provisions that are, in the case of Mr. Anderson, more expansive than the clawback provisions included in our current Executive Officer Compensation Recoupment and Forfeiture Policy.
Fiscal 2023 PSU Awards
In February 2023, we again granted PSUs to certain of our executive officers, referred to as the February 2023 PSUs. As we shift our focus to profitability and durable growth, and in response to stockholder feedback, our February 2023 PSUs include two performance metrics: ARR and non-GAAP operating margin. We continue to use ARR because it has been an important metric used by investors to assess the health and trajectory of our software subscription business and now include non-GAAP operating margin to drive and reward improving profitability, which is a key focus for the company in 2023. The February 2023 PSUs also include a time-based vesting schedule following achievement of the established ARR and non-GAAP operating margin performance metrics. Each of the ARR performance metric and non-GAAP operating margin metric is based on a one-year performance period. Upon certification of achievement for each metric by our compensation committee, the achieved February 2023 PSUs will vest 25% on the first designated quarterly vesting date on or following certification and 1/12th of the achieved February 2023 PSUs will vest quarterly thereafter. Of the annual grants made to named executive officers in February 2023, 50% of Mr. Anderson’s award comprises PSUs and 25% of our other named executive officers’ awards comprise PSUs.
Perquisites and Other Benefits
While we do not view perquisites or other personal benefits as a significant component of our executive compensation program, we provide limited perquisites for business-related purposes or that are necessary for the security of our executive officers. In addition to the compensation elements outlined above, during 2022 we provided Mr. Anderson with certain perquisites and other benefits for his personal security that the compensation committee believed were reasonable, appropriate and necessary. In 2022, two assessments were conducted by outside security consultants to analyze security risks with respect to Mr. Anderson. The costs of these assessments are reported in the “All Other Compensation” column of the “Summary Compensation Table” below. The compensation committee will periodically review the nature and cost of any additional security measures, including further assessments, that it believes are reasonable, appropriate and necessary to promote the safety of our executive officers.
Further, to fulfill his duties as Chief Executive Officer, Mr. Anderson uses leased aircraft from time to time when he travels on business. Such use of a private aircraft optimizes Mr. Anderson’s travel time and enhances his
2023 PROXY STATEMENT | 61

2023 Proxy Statement
security, which allows him to devote more time to work matters while maintaining the confidentiality of such matters during travel. In light of the increased efficiency and security, we believe such use is appropriate to further our business interests and increase Mr. Anderson’s productivity. On limited occasions, other members of management may accompany Mr. Anderson on business matters and, if the aircraft can accommodate additional passengers, we may permit the executive officers to bring guests on the trip. In the event any incremental cost is incurred for such guests, such cost is considered compensation to the applicable executive. In 2022, no incremental costs to the company were incurred as a result of guest travel. If any travel on a leased aircraft results in imputed income to an executive officer, the executive officer is responsible for paying the taxes on that imputed income and we do not provide gross-up payments for any such taxes.
Additional Compensation Policies and Practices
Executive Officer Compensation Recoupment (“Clawback”) and Forfeiture Policy
Our board of directors has adopted a policy that provides for the recovery of all or any portion of an executive officer’s incentive-based compensation in the event that we restate our financial results and such executive officer’s fraud or intentional misconduct contributed to the need for such restatement, and the compensation earned by such executive officer was based on achieving financial results in excess of what could have been earned by such executive officer based on the restated financial results, in all cases as determined by our board of directors. The recovery period extends up to three years prior to the date of the restatement with respect to incentive-based compensation granted or received after the effective date of the policy. We intend to revise this policy in accordance with the listing standards adopted by the New York Stock Exchange pursuant to final rules regarding recoupment of executive officer compensation in connection with the restatement of financial results adopted by the SEC in November 2022.
Stock Ownership Policy
To help achieve our compensation objective of linking the interests of our stockholders with those of our executive officers and directors, we maintain a Stock Ownership Policy covering our executive officers, including our named executive officers, and members of our board of directors. The policy provides that each such officer or director own and hold shares of our stock with a value that is at least equal to his or her annual base salary or, in the case of non-employee members of our board of directors, his or her annual cash retainer, multiplied by the applicable multiplier described below. This ownership requirement may be satisfied by ownership of shares of either our Class A or Class B common stock, vested RSUs, vested “in the money” stock options and any other shares of our equity securities held by affiliates or family members in which the individual holds a beneficial interest. Each covered holder is expected to meet his or her applicable ownership level within five years of becoming a covered holder, or, if later, within five years of the effective date of the policy.
As of December 31, 2022, all non-employee directors and all of our current executive officers who are subject to these requirements were in compliance with our Stock Ownership Policy.
Position	Multiple
Chief Executive Officer	5x Annual Base Salary
Other C-Level Officers	1x Annual Base Salary
Non-Employee Directors and Executive Chair	3x Annual Cash Retainer
Anti-hedging and Pledging Policies
Under our Insider Trading Policy, directors and executive officers, as well as other employees and contractors, are prohibited from engaging in the following activities with respect to our capital stock:
•	hedging their interest in our shares by selling short or trading or purchasing “put” or “call” options on our capital stock or engaging in similar transactions; and
•	pledging any shares of our capital stock without prior clearance from our Corporate Compliance Officer as outlined in our Insider Trading Policy.
62 | 2023 PROXY STATEMENT

2023 Proxy Statement
Employment Agreements and Severance and Change in Control Benefits
We have entered into written employment agreements with each of our named executive officers that set forth the terms of their employment, including initial base salaries and eligibility to earn a bonus, as well as standard confidential information and invention assignment agreements. Each of our named executive officers is employed “at will.” These arrangements are further described under the section below titled “—Offer Letters.”
Our named executive officers are entitled to certain severance and change in control benefits under the terms of Severance and Change in Control Agreements. Upon a qualifying termination outside of a change in control period, our named executive officers will be entitled to receive (i) nine to 12 months of base salary and (ii) COBRA payments for the same number of months. Upon a qualifying termination during a change in control period, our named executive officers will be entitled to receive (i) 12 to 18 months of base salary, (ii) COBRA payments for the same number of months, (iii) full acceleration of then-outstanding but unvested equity awards, except that awards subject to performance criteria would accelerate if, and only to the extent, set forth in the applicable award agreement, and (iv) 100% of his or her annual target bonus opportunity at the rate in effect when the qualifying termination occurred or when the change in control occurred, whichever is greater. These arrangements are further described under the section below titled “—Potential Payments upon Termination or Change in Control.”
Our named executive officers are also entitled to certain severance and change in control benefits under the terms of the Stockholder Alignment PSUs and 2022 PSUs, as described in greater detail above in the sections titled “—Stockholder Alignment PSU Awards” and “—2022 Annual Equity Awards,” respectively.
Given the nature and competitiveness of our industry, the compensation committee believes these severance and change in control provisions are essential elements of our executive compensation program and assist us in recruiting, retaining and developing key management talent. Our change in control benefits are intended to allow employees, including our named executive officers, to focus their attention on the business operations of our company in the face of the potentially disruptive impact of a rumored or actual change in control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change in control.
Broad-Based Benefits
We offer a comprehensive array of benefits to our employees, including our named executive officers. Benefit programs include a variety of health insurance plans, a 401(k) plan with company matching contributions at board-approved levels and an employee stock purchase plan. These benefits are offered to all eligible employees, including executive officers, in order to attract and retain employees. We do not offer defined benefit pension or other supplementary retirement benefits to employees.
As part of our overall compensation program, we provide all full-time employees in the U.S., including our named executive officers, with the opportunity to participate in a defined contribution 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. We have historically provided a matching contribution of 50% of employee contributions in each year with a maximum match of 6% of participating employees’ annual salaries.
Tax and Accounting Implications of Executive Compensation
Deductibility of Executive Compensation
The compensation committee considers the deductibility of executive compensation under Section 162(m) of the Code in designing, establishing and implementing our executive compensation policies and practices. Section 162(m) imposes limitations on the deductibility for corporate federal income tax purposes of compensation in excess of $1 million paid to any person who has served as chief executive officer, chief financial officer and each of the three next most highly compensated executive officers of a public company. As a result, we expect that compensation awarded to our named executive officers will not be deductible to the extent it is in excess of the $1 million threshold. In determining the form and amount of compensation for our named executive officers, the compensation committee will continue to consider all elements of the cost of such compensation, including Section 162(m).
2023 PROXY STATEMENT | 63

2023 Proxy Statement
While the compensation committee considers the deductibility of awards as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
Accounting for Stock-Based Compensation
In addition to considering the tax consequences, the compensation committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718, or FASB ASC Topic 718, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, including options to purchase shares of our Class A common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Report of the Compensation Committee
This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee
Eileen M. Schloss, Chair
Charles R. Cory
Dan Warmenhoven
64 | 2023 PROXY STATEMENT

2023 Proxy Statement
Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our named executive officers for all services rendered in all capacities during the last three or fewer fiscal years during which such individuals were named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark Anderson Chief Executive Officer (5)	2022	650,000	—	55,823,051	—	650,000	68,470	57,191,521
	2021	600,000	—	12,573,091	—	570,000	7,916	13,751,007
	2020	145,769	300,000	513,672	19,684,951	138,871	28,500	20,811,763
Kevin Rubin Chief Financial Officer (6)	2022	429,550	—	15,418,849	—	303,100	9,150	16,160,649
	2021	412,300	—	3,890,075	—	274,180	1,937	4,578,492
	2020	387,300	—	3,020,380	2,875,047	260,266	8,550	6,551,543
Paula Hansen President and Chief Revenue Officer (7)	2022	541,667	—	22,620,438	—	550,000	9,150	23,721,255
	2021	312,500	850,000	6,373,502	4,999,944	—	5,500	12,541,446
Suresh Vittal Chief Product Officer (8)	2022	471,667	—	22,620,438	—	355,500	9,150	23,456,755
	2021	392,180	—	11,008,607	3,199,961	281,057	3,450	14,885,255
Christopher Lal Chief Legal Officer and Corporate Secretary (9)	2022	414,467	—	5,712,400	—	270,000	9,150	6,406,017
	2020	341,800	—	2,104,492	2,000,034	180,470	8,550	4,635,346
(1)
The amounts in this column represent (i) with respect to Mr. Anderson in 2020, a one-time relocation payment and (ii) with respect to Ms. Hansen in 2021, a one-time signing bonus of $350,000 and a guaranteed bonus payment for her first year of employment equal to 100% of her target bonus, which was $500,000.

(2)
The amounts reported in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of the annual RSUs, PSUs and stock options, as applicable, granted to our named executive officers during the years ended December 31, 2020, 2021 and 2022, as applicable, and, with respect to 2022, (i) the incremental fair value of the RSUs granted in connection with the value-for-value exchange as described in more detail in “—Compensation Discussion and Analysis—Elements of Compensation—Value-for-Value Exchange” and (ii) the Stockholder Alignment PSUs as described in more detail in “—Compensation Discussion and Analysis—Elements of Compensation—Stockholder Alignment PSU Awards,” each as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs, PSUs and stock options reported in the “Stock Awards” and “Option Awards” columns are set forth in Note 2 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Note that the amounts reported in these columns reflect the accounting cost for these RSUs, PSUs and stock options and do not correspond to the actual economic value that may be received by our named executive officers from the RSUs, PSUs and stock options. In particular, amounts in the “Stock Awards” column include the grant date fair value of the PSUs granted to our named executive officers during the year ended December 31, 2022, as computed in accordance with ASC 718, assuming, with respect to the 2022 PSUs, that the target level of related performance conditions was probable of being achieved on the grant date, which would result in 100% achievement of the 2022 PSUs with a grant date fair value of $3,748,990 in the aggregate to our named executive officers. If the maximum performance outcome for the 2022 PSUs had been achieved, the maximum potential value of the 2022 PSUs granted to our named executive officers on the grant date would have been $7,497,981 in the aggregate, with $2,122,088 in value to Mr. Rubin, $2,122,088 in value to Ms. Hansen, $2,122,088 in value to Mr. Vittal and $1,131,715 in value to Mr. Lal. As noted above in the section entitled “—Compensation Discussion and Analysis—Elements of Compensation—2022 Annual Equity Awards,” the 2022 PSUs were certified at target (100%). To determine the grant date fair value of the Stockholder Alignment PSUs, we used a Monte Carlo simulation valuation model. The Stockholder Alignment PSUs are within their performance period, which ends on March 14, 2029. As of December 31, 2022, none of the stock price targets applicable to the Stockholder Alignment PSUs had been met.
(3)
The amounts reported represent amounts earned under our 2022 Bonus Plan. Payments for the year ended December 31, 2022 are described in greater detail in “—Compensation Discussion and Analysis—Elements of Compensation—2022 Earned Cash Bonuses”.

(4)
The amounts reported represent our matching contributions on the named executive officer's behalf under our 401(k) plan. With respect to Mr. Anderson in 2022, the amounts reported also include $59,320 for costs related to two assessments prepared by outside security consultants to analyze security risks with respect to Mr. Anderson. In addition, while not included in the amounts disclosed under the “All Other Compensation” column, in 2022 Mr. Anderson recognized imputed income of $6,397 related to the use of a leased plane by guests accompanying Mr. Anderson during business travel.

(5)
From January 1, 2022 through February 28, 2022, Mr. Anderson’s salary was $600,000. Effective as of March 1, 2022, Mr. Anderson’s salary was increased to $650,000. The amounts reported under the “Stock Awards” column for Mr. Anderson for 2020 include (i) $193,696 in grant date fair value of RSUs that were granted to Mr. Anderson in May 2020 pursuant to the non-employee director compensation policy and (ii) $319,975 in grant date fair value of RSUs that were granted to Mr. Anderson in October 2020 in connection with Mr. Anderson’s appointment as our Chief Executive Officer. The amounts reported under the “Stock Awards” column for Mr. Anderson in 2021 include: (i) $7,297,775 in PSUs and (ii) $5,275,316 in RSUs granted in 2021. The amounts reported under the “Stock Awards” column for Mr. Anderson in 2022 include: (i) $55,148,600 in PSUs (including the Stockholder Alignment PSUs) and (ii) $674,451 in RSUs granted in 2022, which represents the incremental fair value of the RSUs granted to Mr. Anderson in connection with the value-for-value exchange as described in more detail in “—Compensation Discussion and Analysis—Elements of Compensation—Value-for-Value Exchange”.

(6)
From January 1, 2022 through February 28, 2022, Mr. Rubin’s salary was $412,300. Effective as of March 1, 2022, Mr. Rubin’s salary was increased to $433,000. The amounts reported under the “Stock Awards” column for Mr. Rubin in 2021 include: (i) $875,668 in PSUs and (ii) $3,014,407 in RSUs granted in 2021. The amounts reported under the “Stock Awards” column for Mr. Rubin in 2022 include: (i) $12,110,344

2023 PROXY STATEMENT | 65

2023 Proxy Statement
in PSUs (including the Stockholder Alignment PSUs) and (ii) $3,308,505 in RSUs granted in 2022, of which $125,311 represents the incremental fair value of the RSUs granted to Mr. Rubin in connection with the value-for-value exchange as described in more detail in “—Compensation Discussion and Analysis—Elements of Compensation—Value-for-Value Exchange”.
(7)
From January 1, 2022 through February 28, 2022, Ms. Hansen’s salary was $500,000. Effective as of March 1, 2022, Ms. Hansen’s salary was increased to $550,000. The amounts reported under the “Stock Awards” column for Ms. Hansen in 2021 include: (i) $1,362,205 in PSUs and (ii) $5,011,297 in RSUs granted in 2021. The amounts reported under the “Stock Awards” column for Ms. Hansen in 2022 include: (i) $19,437,244 in PSUs (including the Stockholder Alignment PSUs) and (ii) $3,183,194 in RSUs granted in 2022.

(8)
From January 1, 2022 through February 28, 2022, Mr. Vittal’s salary was $460,000. Effective as of March 1, 2022, Mr. Vittal’s salary was increased to $474,000. The amounts reported under the “Stock Awards” column for Mr. Vittal in 2021 include: (i) $1,362,205 in PSUs and (ii) $9,646,402 in RSUs, which were subject in part to performance-based criteria, granted in 2021, assuming maximum achievement of the criteria. 50% of the total number of shares of Class A common stock subject to options, or the New Hire Options, and shares of Class A common stock subject to RSUs, or the New Hire RSUs, were subject to the achievement of defined performance criteria for the first four quarters, assessable on June 1, 2021, September 1, 2021, December 1, 2021 and March 1, 2022, and 6.25% of the total number of shares subject to the New Hire Options and shares subject to the New Hire RSUs granted will vest on each of the eight quarterly anniversaries thereafter, subject in each case to Mr. Vittal’s continued service to us through the applicable vesting date. As of March 1, 2022, Mr. Vittal achieved each performance criteria in full and, as a result, 50% of the New Hire Options and 50% of the New Hire RSUs were earned and vested. The amounts reported under the “Stock Awards” column for Mr. Vittal in 2022 include: (i) $19,437,244 in PSUs (including the Stockholder Alignment PSUs) and (ii) $3,183,194 in RSUs granted in 2022.

(9)
From January 1, 2022 through February 28, 2022, Mr. Lal’s salary was $361,800. Effective as of March 1, 2022 through July 31, 2022, Mr. Lal’s salary was increased to $400,000. In July 2022, based on available market data and to align Mr. Lal’s annual base salary with those of our other executives, the compensation committee approved an increase in Mr. Lal’s annual base salary to $450,000, effective as of August 1, 2022. The amounts reported under the “Stock Awards” column for Mr. Lal include: (i) $3,937,108 in PSUs (including the Stockholder Alignment PSUs) and (ii) $1,775,292 in RSUs granted in 2022, of which $77,597 represents the incremental fair value of the RSUs granted to Mr. Lal in connection with the value-for-value exchange as described in more detail in “—Compensation Discussion and Analysis—Elements of Compensation—Value-for-Value Exchange”.

66 | 2023 PROXY STATEMENT

2023 Proxy Statement
Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made in 2022 for each of our named executive officers under any plan. This information supplements the information about these awards set forth in the “Summary Compensation Table” above.
Name	Type of Award	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Anderson	Cash	N/A	650,000	1,300,000	—	—	—	—	—	—	—
	PSUs(3)	03/14/2022	—	—	300,000	1,500,000	1,500,000	—	—	—	55,148,600
	RSUs(4)	09/14/2022	—	—	—	—	—	135,198	—	—	7,646,799
Kevin Rubin	Cash	N/A	303,100	606,200	—	—	—	—	—	—	—
	RSUs(5)	02/25/2022	—	—	—	—	—	51,979	—	—	3,183,194
	PSUs(6)	02/25/2022	—	—	—	17,326	34,652	—	—	—	1,061,044
	PSUs(3)	03/14/2022	—	—	60,000	300,000	300,000	—	—	—	11,049,300
	RSUs(4)	09/14/2022	—	—	—	—	—	25,380	—	—	850,894
Paula Hansen	Cash	N/A	550,000	1,100,000	—	—	—	—	—	—	—
	RSUs(5)	02/25/2022	—	—	—	—	—	51,979	—	—	3,183,194
	PSUs(6)	02/25/2022	—	—	—	17,326	34,652	—	—	—	1,061,044
	PSUs(3)	03/14/2022	—	—	100,000	500,000	500,000	—	—	—	18,376,200
Suresh Vittal	Cash	N/A	355,500	711,000	—	—	—	—	—	—	—
	RSUs(5)	02/25/2022	—	—	—	—	—	51,979	—	—	3,183,194
	PSUs(6)	02/25/2022	—	—	—	17,326	34,652	—	—	—	1,061,044
	PSUs(3)	03/14/2022	—	—	100,000	500,000	500,000	—	—	—	18,376,200
Christopher Lal	Cash	N/A	270,000	540,000	—	—	—	—	—	—	—
	RSUs(5)	02/25/2022	—	—	—	—	—	27,722	—	—	1,697,695
	PSUs(6)	02/25/2022	—	—	—	9,240	18,480	—	—	—	565,858
	PSUs(3)	03/14/2022	—	—	20,000	90,000	90,000	—	—	—	3,371,250
	RSUs(4)	09/14/2022	—	—	—	—	—	15,660	—	—	567,188
(1)
Reflects target and maximum bonus amounts for 2022 performance under our 2022 Bonus Plan, as described in “—Compensation Discussion and Analysis—Elements of Compensation—2022 Earned Cash Bonuses.” There are no threshold or minimum bonus amounts for any named executive officer established under the 2022 Bonus Plan. These amounts do not necessarily correspond to the actual amounts that were received by our named executive officers.

(2)
The amounts reported in this column represent the grant date fair value of each award as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs, PSUs and stock options reported in this column are set forth in Note 2 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. Note that the amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our named executive officers from the awards. In particular, amounts in this column include the grant date fair value of the 2022 PSUs and Stockholder Alignment PSUs granted to our named executive officers during the year ended December 31, 2022, as computed in accordance with ASC 718, assuming the probable outcome of related performance conditions, which we have expected to be achieved at 100% of target for each of the 2022 PSUs and Stockholder Alignment PSUs.

(3)
The Stockholder Alignment PSUs vest in six separate segments only if increasing stock price targets, as described in “—Compensation Discussion and Analysis—Elements of Compensation—Stockholder Alignment PSU Awards—Terms of Stockholder Alignment PSUs,” are achieved over a seven-year period and the individual continues to provide services to us on each achievement date. In addition, notwithstanding any earlier achievement of a stock price target, no portion of the Stockholder Alignment PSUs that is achieved will vest prior to the two-year anniversary of the grant date. The Stockholder Alignment PSUs are subject to acceleration upon certain events and conditions as described in “—Potential Payments upon Termination or Change in Control.”

(4)
The RSUs were received in exchange for cancelled options as described in “—Compensation Discussion and Analysis—Elements of Compensation—Value-for-Value Exchange.” The RSUs vest at a rate of 1/8th of the total number of RSUs on the first quarterly anniversary of the vesting commencement date and vest at a rate of 1/8th of the total number of RSUs on each quarterly anniversary thereafter, subject to the individual’s continued service to us through the applicable vesting date. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.” The full grant date fair values of these RSUs are reflected in this table (approximately $9.1 million in the aggregate with respect to our named executive officers); however, the aggregate incremental fair value, or aggregate incremental expense to the company with respect to the value-for-value exchange for our named executive officers is $0.9 million, which incremental expense takes into account the cancellation of outstanding options in exchange for the RSUs.

(5)
The RSUs vest at a rate of 1/12th of the total number of RSUs on the first quarterly anniversary of the vesting commencement date, and vest at a rate of 1/12th of the total number of RSUs on each quarterly anniversary thereafter, subject to the individual’s continued service to us through the applicable vesting date. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(6)
The 2022 PSUs were designed to be earned and eligible to vest upon the achievement of an ARR-based performance target of $840.0 million during the 2022 PSU Performance Period. Based on our achievement of ARR of $833.5 million during the 2022 PSU Performance Period, or 99.2% of the target of $840.0 million, the compensation committee rounded up to the nearest whole number and certified the 2022 PSUs at 100% of target to recognize company performance in challenging macroeconomic conditions. The earned 2022 PSUs vested as to 25% of the shares subject to the earned 2022 PSUs, rounded down to the nearest whole share, on March 1, 2023 and 1/12th of the shares subject to the remaining earned 2022 PSUs, rounded down to the nearest whole share, will vest quarterly thereafter, subject to the individual’s continued service to us through the applicable vesting date. The 2022 PSUs are subject to acceleration upon certain events and conditions as described in “—Potential Payments upon Termination or Change in Control.”

2023 PROXY STATEMENT | 67

2023 Proxy Statement
Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of the named executive officers, information regarding outstanding stock options and RSU awards held as of December 31, 2022.
	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(2)
Mark Anderson	03/05/2021(3)	—	—	—	—	42,301	2,143,392	—	—
	03/14/2022(4)	—	—	—	—	—	—	1,500,000	76,005,000
	09/14/2022(5)	—	—	—	—	118,298	5,994,160	—	—
Kevin Rubin	11/29/2016(6)	4,863	—	12.30	11/29/2026	—	—	—	—
	01/05/2018(6)	22,369	—	27.09	01/05/2028	—	—	—	—
	03/04/2019(6)	16,288	—	68.26	03/04/2029	—	—	—	—
	02/19/2020(3)	—	—	—	—	3,264	165,387	—	—
	11/30/2020(3)	—	—	—	—	4,227	214,182	—	—
	03/05/2021(3)	—	—	—	—	24,171	1,224,745	—	—
	02/25/2022(7)	—	—	—	—	—	—	17,326	877,908
	02/25/2022(8)	—	—	—	—	38,984	1,975,319	—	—
	03/14/2022(4)	—	—	—	—	—	—	300,000	15,201,000
	09/14/2022(5)	—	—	—	—	22,207	1,125,229	—	—
Paula Hansen	06/07/2021(9)	62,909	62,908	77.18	06/07/2031	—	—	—	—
	06/07/2021(3)	—	—	—	—	43,287	2,193,352	—	—
	02/25/2022(7)	—	—	—	—	—	—	17,326	877,908
	02/25/2022(8)	—	—	—	—	38,984	1,975,319	—	—
	03/14/2022(4)	—	—	—	—	—	—	500,000	25,335,000
Suresh Vittal	03/05/2021(10)	51,255	23,298	83.14	03/05/2031	—	—	—	—
	03/05/2021(11)	—	—	—	—	—	—	36,258	1,837,193
	02/25/2022(7)	—	—	—	—	—	—	17,326	877,908
	02/25/2022(8)	—	—	—	—	38,984	1,975,319	—	—
	03/14/2022(4)	—	—	—	—	—	—	500,000	25,335,000
Christopher Lal	01/05/2018(6)	9,389	—	27.09	01/05/2028	—	—	—	—
	03/04/2019(6)	7,046	—	68.26	03/04/2029	—	—	—	—
	02/19/2020(3)	—	—	—	—	2,374	120,291	—	—
	11/30/2020(3)	—	—	—	—	2,818	142,788	—	—
	03/05/2021(3)	—	—	—	—	12,085	612,347	—	—
	02/25/2022(7)	—	—	—	—	—	—	9,240	468,191
	02/25/2022(8)	—	—	—	—	20,791	1,053,480	—	—
	03/14/2022(4)	—	—	—	—	—	—	90,000	4,560,300
	09/14/2022(5)	—	—	—	—	13,702	694,280	—	—
(1)
Outstanding equity awards with a grant date prior to March 22, 2017, the date our 2017 Plan became effective, were granted under our Amended and Restated 2013 Stock Plan, or 2013 Plan, and outstanding equity awards with a grant date on or after March 22, 2017 were granted under our 2017 Plan.

(2)	These values are based on the closing price of our Class A common stock on December 30, 2022 (the last trading day of 2022) of $50.67.
(3)
The RSUs vest at a rate of 1/3rd of the total number of RSUs on the one-year anniversary of the vesting commencement date, and vest at a rate of 1/3rd of the total number of RSUs on each yearly anniversary thereafter, subject to the individual’s continued service to us through the applicable vesting date. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(4)
The Stockholder Alignment PSUs vest in six separate segments only if increasing stock price targets, as described in “—Compensation Discussion and Analysis—Elements of Compensation—Stockholder Alignment PSU Awards—Terms of Stockholder Alignment PSUs,” are achieved over a seven-year period and the individual continues to provide services to us on each achievement date. In addition,

68 | 2023 PROXY STATEMENT

2023 Proxy Statement
notwithstanding any earlier achievement of a stock price target, no portion of the Stockholder Alignment PSUs that is achieved will vest prior to the two-year anniversary of the grant date. The Stockholder Alignment PSUs are subject to acceleration upon certain events and conditions as described in “—Potential Payments upon Termination or Change in Control.”
(5)
The RSUs were received in exchange for cancelled options as described in “—Compensation Discussion and Analysis—Elements of Compensation—Value-for-Value Exchange.” The RSUs vest at a rate of 1/8th of the total number of RSUs on the first quarterly anniversary of the vesting commencement date, and vest at a rate of 1/8th of the total number of RSUs on each quarterly anniversary thereafter, subject to the individual’s continued service to us through the applicable vesting date. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(6)	The stock option is fully vested.
(7)
The 2022 PSUs were designed to be earned and eligible to vest upon the achievement of an ARR-based performance target of $840.0 million during the 2022 PSU Performance Period. Based on our achievement of ARR of $833.5 million during the 2022 PSU Performance Period, or 99.2% of the target of $840.0 million, the compensation committee rounded up to the nearest whole number and certified the 2022 PSUs at 100% of target to recognize company performance in challenging macroeconomic conditions. The earned 2022 PSUs vested as to 25% of the shares subject to the earned 2022 PSUs, rounded down to the nearest whole share, on March 1, 2023 and 1/12th of the shares subject to the remaining earned 2022 PSUs, rounded down to the nearest whole share, will vest quarterly thereafter, subject to the individual’s continued service to us through the applicable vesting date. The 2022 PSUs are subject to acceleration upon certain events and conditions as described in “—Potential Payments upon Termination or Change in Control.”

(8)
The RSUs vest at a rate of 1/12th of the total number of RSUs on the first quarterly anniversary of the vesting commencement date, and vest at a rate of 1/12th of the total number of RSUs on each quarterly anniversary thereafter, subject to the individual’s continued service to us through the applicable vesting date. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(9)
The stock option vests at a rate of 1/3rd of the total number of shares of Class A common stock underlying the stock option on the one-year anniversary of the vesting commencement date, and vests at a rate of 1/36th of the total number of shares of Class A common stock underlying the stock option each month following such one-year anniversary, subject to the individual’s continued service to us through the applicable vesting date. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(10)
The stock option vests as follows: with respect to an aggregate of 50% of the total New Hire Options, equal to 37,276 shares of Class A common stock, (i) 12.50% of the total shares subject to the option vested on June 1, 2021 and an additional 12.50% of the total shares subject to the option vested on each of the three quarterly anniversaries thereafter, in each case subject to Mr. Vittal’s achievement of certain performance metrics; and with respect to the remaining 50% of the total New Hire Options, equal to 32,277 shares of Class A common stock, (ii) 6.25% of the total shares subject to the option will vest on each of the eight quarterly anniversaries thereafter, subject to the individual’s continued service to us through the applicable vesting date. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(11)
The RSUs vest as follows: with respect to an aggregate of 50% of the total New Hire RSUs, equal to 58,013 shares of Class A common stock, (i) 12.50% of the total number of RSUs vested on June 1, 2021 and an additional 12.50% of the total number of RSUs vested on each of the three quarterly anniversaries thereafter, in each case subject to Mr. Vittal’s achievement of certain performance metrics; and with respect to an aggregate of 50% of the total New Hire RSUs, equal to 58,013 shares of Class A common stock, (ii) 6.25% of the total number of RSUs will vest on each of the eight quarterly anniversaries thereafter, subject to the individual’s continued service to us through the applicable vesting date. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

2023 PROXY STATEMENT | 69

2023 Proxy Statement
Stock Vested Table
The following table presents, for each of our named executive officers, the number of shares of our common stock acquired upon the vesting and settlement of RSUs and PSUs during 2022 and the aggregate value realized upon the vesting and settlement of RSUs and PSUs. No stock options were exercised in 2022.
Name	Number of Shares Acquired on Vesting of RSUs (#)	Number of Shares Acquired on Vesting of PSUs (#)	Total Value Realized on Vesting ($)(1)
Mark Anderson	38,050	102,641	8,953,203
Kevin Rubin	49,744	12,316	3,676,941
Paula Hansen	34,638	19,159	3,191,855
Suresh Vittal	49,253	19,159	4,080,184
Christopher Lal	26,248	10,948	2,222,684
(1)	The aggregate value realized upon the vesting and settlement of an RSU or PSU represents the aggregate market price of the shares of our Class A common stock on the date of settlement.
Offer Letters
We have entered into offer letters with each of the named executive officers that provide for “at-will” employment and set forth each named executive officer’s initial base salary, eligibility for employee benefits, target annual incentive bonus opportunity and initial equity grant. Each of our named executive officers has also executed a form of our standard confidential information and invention assignment agreement. In addition, each of our named executive officers has entered into a Severance and Change in Control Agreement that provides certain payments and benefits due upon a termination of employment or a change in control of us, as further described below in “—Potential Payments upon Termination or Change in Control.”
Mark Anderson
In October 2020, we entered into an offer letter with Mark Anderson, our Chief Executive Officer. The offer letter has no specific term and provides for at-will employment. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation” for Mr. Anderson’s base salary, target bonus and equity awards during 2022.
For information regarding payments made to Mr. Anderson in his capacity as our Chief Executive Officer for the year ended December 31, 2022, see the “Summary Compensation Table” above.
Kevin Rubin
In February 2017, we entered into an amended and restated offer letter with Kevin Rubin, our Chief Financial Officer. The offer letter has no specific term and provides for at-will employment. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation” for Mr. Rubin’s base salary, target bonus and equity awards during 2022.
For information regarding payments made to Mr. Rubin for the year ended December 31, 2022, see the “Summary Compensation Table” above.
Paula Hansen
In April 2021, we entered into an offer letter with Paula Hansen, our current President and Chief Revenue Officer. The offer letter has no specific term and provides for at-will employment. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation” for Ms. Hansen’s base salary, target bonus and equity awards during 2022.
For information regarding payments made to Ms. Hansen for the year ended December 31, 2022, see the “Summary Compensation Table” above.
70 | 2023 PROXY STATEMENT

2023 Proxy Statement
Suresh Vittal
In January 2021, we entered into an offer letter with Suresh Vittal, our Chief Product Officer. The offer letter has no specific term and provides for at-will employment. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation” for Mr. Vittal’s base salary, target bonus and equity awards during 2022.
For information regarding payments made to Mr. Vittal for the year ended December 31, 2022, see the “Summary Compensation Table” above.
Christopher Lal
In March 2017, we entered into an amended and restated offer letter with Christopher M. Lal, our Chief Legal Officer and Corporate Secretary. The offer letter has no specific term and provides for at-will employment. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation” for Mr. Lal’s base salary, target bonus and equity awards during 2022.
For information regarding payments made to Mr. Lal for the year ended December 31, 2022, see the “Summary Compensation Table” above.
Potential Payments upon Termination or Change in Control
Named Executive Officer Severance and Change in Control Agreements
We have entered into severance and change in control agreements, or Severance and Change in Control Agreements, with each of our named executive officers. These agreements provide for each named executive officer to receive the benefits described below upon either a termination by us of the executive officer’s employment without “cause” or a voluntary resignation by the executive officer from his or her employment with “good reason” (each as defined in the Severance and Change in Control Agreement). We refer to either of these terminations as a “qualifying termination.” These benefits are contingent upon the executive officer executing a customary release of claims.
The benefits provided under the Severance and Change in Control Agreements vary depending on whether the executive officer is subject to the qualifying termination within a period beginning three months before a change in control (as defined in the Severance and Change in Control Agreement) and ending 12 months after a change in control, or the “change in control period.”
If a qualifying termination occurs prior to or after the change in control period, each of Messrs. Anderson, Rubin, Vittal and Lal and Ms. Hansen will be entitled to: (i) 12 months’, nine months’, nine months’, nine months’, and nine months’ of continued payment of base salary, respectively, and (ii) if the executive officer elects to continue his or her health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, then payment of the premiums for his or her continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 12 months, nine months, nine months, nine months and nine months, respectively.
If a qualifying termination occurs during the change in control period, each of Messrs. Anderson, Rubin, Vittal, and Lal and Ms. Hansen will be entitled to: (i) 18 months’, 12 months’, 12 months’, 12 months’, and 12 months’ of continued payment of base salary, respectively, (ii) if the executive officer elects to continue his or her health insurance coverage under COBRA, then payment of the premiums for his or her continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 18 months, 12 months, 12 months, 12 months, and 12 months, respectively, (iii) full acceleration of each of the executive officer’s then-outstanding but unvested equity awards, except that awards subject to the satisfaction of performance criteria would accelerate if, and only to the extent, set forth in the applicable award agreement, and (iv) 100% of his or her annual target bonus opportunity at the rate in effect when the qualifying termination occurred or when the change in control occurred, whichever is greater. These benefits and acceleration are contingent upon the consummation of the change in control.
If a change in control occurred and our successor or acquirer refused to assume, convert, replace or substitute the then-outstanding and unvested equity awards held by the eligible named executive officers, then those awards would accelerate in full, except that awards subject to the satisfaction of performance criteria would accelerate if, and only to the extent, set forth in the applicable award agreement.
2023 PROXY STATEMENT | 71

2023 Proxy Statement
The benefits under the Severance and Change in Control Agreements supersede all other agreements and understandings between us and the named executive officers with respect to severance and vesting acceleration.
Executive Chairman Agreement
In connection with his appointment as our Executive Chairman, in October 2020 we entered into an Executive Chairman Agreement with Mr. Stoecker. Under the terms of the Executive Chairman Agreement, if we terminate Mr. Stoecker’s employment as Executive Chairman without cause not within 12 months following a change in control, Mr. Stoecker will only be entitled to earned but unpaid accrued compensation and reimbursement of unpaid expenses. If we (or our successor) terminate Mr. Stoecker’s employment as Executive Chairman without cause and within 12 months following a change in control, Mr. Stoecker will be entitled to any earned but unpaid accrued compensation and reimbursement of unpaid expenses, and all of his outstanding and unvested stock options and RSUs shall immediately vest. Moreover, in the event a change in control occurs, and at such time Mr. Stoecker is serving as a member of our board of directors but is no longer employed as Executive Chairman, then he will be entitled to immediate acceleration of all his outstanding and unvested stock options and RSUs. Notwithstanding anything to the contrary, if our successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Mr. Stoecker’s unvested equity awards, such awards (other than performance awards) shall accelerate and become vested and exercisable.
2022 PSU Awards
The award agreements for our 2022 PSUs provide that, in the event of a change in control (as defined in the Severance and Change in Control Agreement) during the performance period, unless otherwise determined by our compensation committee, the performance period will end and our compensation committee will measure and determine the level of achievement of the ARR performance metric as of immediately prior to the closing date and any PSUs so earned will be subject to the quarterly time-based vesting schedule applicable to earned PSUs. As the 2022 PSUs were certified as achieved at 100% of target, the time-based component of these awards will be eligible for acceleration in a similar manner to other time-based awards under our Severance and Change in Control Agreements, as described above.
Stockholder Alignment PSU Awards
As discussed above in “—Compensation Discussion and Analysis—Elements of Compensation—Stockholder Alignment PSU Awards,” if an executive's service terminates without “cause” or an executive resigns for “good reason” (each as defined in the Stockholder Alignment PSU award agreements) prior to the Two-Year Anniversary Date, any previously achieved segments of the Stockholder Alignment PSUs will become vested for that executive. In addition, if an executive’s eligible service with us ends due to death or disability, any previously achieved segments of the Stockholder Alignment PSUs will become vested and his or her Stockholder Alignment PSUs will remain outstanding and eligible to be earned and vest based on the achievement of stock price targets for up to 12 months following the termination date due to death or disability. In the event of a change in control of our company, achievement of a stock price target applicable to the Stockholder Alignment PSUs will be measured using the change in control price per share of Class A common stock, and any achievement between two stock price targets will be interpolated. Any such resulting achieved shares and, in the case of a change in control prior to the Two-Year Anniversary Date, any previously achieved shares, will vest upon the change in control.
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our named executive officers in accordance with the Severance and Change in Control Agreements and applicable PSU award agreements. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2022, and the price per share of our Class A common stock is the closing price on the New York Stock Exchange as of December 30, 2022 (the last trading day of 2022) of $50.67. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.
72 | 2023 PROXY STATEMENT

2023 Proxy Statement
	Upon Qualifying Termination – No Change in Control				Upon Qualifying Termination – With Change in Control
Name	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(3)	100% Target Bonus ($)	Total ($)
Mark Anderson	650,000	18,521	—	668,521	975,000	27,781	8,137,551	650,000	9,790,333
Kevin Rubin	324,750	19,860	—	344,610	433,000	26,481	5,582,770	303,100	6,345,351
Paula Hansen	412,500	19,860	—	432,360	550,000	26,481	5,046,580	550,000	6,173,061
Suresh Vittal	355,500	19,860	—	375,360	474,000	26,481	4,690,421	355,500	5,546,401
Christopher Lal	337,500	19,860	—	357,360	450,000	26,481	3,091,377	270,000	3,837,857
(1)	The severance amount related to base salary was determined based on the base salaries in effect on December 31, 2022.
(2)
We have not included any acceleration of Stockholder Alignment PSUs that may occur prior to the Two-Year Anniversary Date upon a qualifying termination because none of the Stockholder Alignment PSU stock price targets were achieved as of December 31, 2022 and therefore no Stockholder Alignment PSUs were eligible for acceleration in 2022.

(3)
The value of accelerated vesting is calculated based on the per share closing price of our Class A common stock on the New York Stock Exchange as of December 30, 2022 (the last trading day of 2022) of $50.67, less, if applicable, the exercise price of each outstanding stock option. The value of accelerated vesting includes the 2022 PSUs, which were earned and eligible to vest upon the achievement of ARR of $833.5 million during the 2022 PSU Performance Period, or 99.2% of the target of $840.0 million, rounded up to the nearest whole number and certified by the compensation committee at 100% of target in February 2023. The value of accelerated vesting does not include any Stockholder Alignment PSUs because none of the Stockholder Alignment PSU stock price targets were achieved as of December 31, 2022 (and none would have been achieved when using the closing price of our Class A common stock as of December 30, 2022 (the last trading day of 2022) of $50.67 as the assumed change in control per share value), and therefore no Stockholder Alignment PSUs were eligible for acceleration in 2022.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our principal executive officer.
For fiscal 2022, the annual total compensation for our principal executive officer, Mr. Anderson, was $57,191,521 and for our median employee was $218,951, resulting in an estimated pay ratio of approximately 261:1. Excluding the grant date fair value of the Stockholder Alignment PSUs granted to Mr. Anderson in March 2022, the annual total compensation for Mr. Anderson was $2,042,921, resulting in an estimated pay ratio of approximately 9:1 compared to the same median employee.
Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs aim to ensure that the pay of every employee appropriately reflects the level of their job impact and responsibilities and is competitive within our peer group. Our determination of which employee was the median employee was based on compensation data for all employees, excluding Mr. Anderson as of October 1, 2022, or the determination date, that included the following elements: (i) annual base salary for permanent salaried employees, or the hourly rate multiplied by the expected annual work schedule for hourly employees for the 12-month period preceding the determination date, (ii) target bonus or target commission, as applicable, for 2022 and (iii) grant date fair value of equity awards granted from January 1, 2022 through the determination date. This calculation was performed for all worldwide employees, excluding Mr. Anderson, whether employed on a full-time, part-time or seasonal basis. We then calculated annual total compensation for the median employee in the same manner used to calculate our Chief Executive Officer’s total compensation for purposes of the “Summary Compensation Table” above. This median employee’s annual total compensation for 2022 was $218,951. All amounts paid in foreign currencies were converted to U.S. dollars based on the average annual exchange rate as of October 1, 2022.
This pay ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and applicable guidance, which provide significant flexibility in how companies identify the median employee. Each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
2023 PROXY STATEMENT | 73

2023 Proxy Statement
Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officers, or PEOs, and our other named executive officers, or Non-PEO NEOs, and company performance for the fiscal years listed below. Our compensation committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning our pay-for-performance philosophy and how we structure our executive compensation to drive and reward performance, refer to “Executive Compensation—Compensation Discussion and Analysis,” or the CD&A. The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by our named executive officers for any of the periods listed. These amounts reflect “Summary Compensation Table” compensation with certain adjustments as described in the following table and footnotes.
							Value of Initial Fixed $100 Investment Based On(8):
Fiscal Year	Summary Compensation Table Total for PEO 1 (Stoecker)(1)	Compensation Actually Paid to PEO 1 (Stoecker)(4)(5)	Summary Compensation Table Total for PEO 2 (Anderson)(2)	Compensation Actually Paid to PEO 2 (Anderson)(4)(6)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)(7)	Total Stockholder Return	Peer Group Total Stockholder Return	Net Loss (thousands)(9)	Annual Recurring Revenue (millions)(10)
(a)	(b)(1)	(c)(1)	(b)(2)	(c)(2)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$ 0	$ 0	$57,191,521	$ 55,843,555	$17,436,169	$15,454,121	$ 50.63	$132.79	$(318,499)	$833.5
2021	$ 0	$ 0	$ 13,751,007	$2,417,716	$8,785,359	$ 3,953,455	$ 60.46	$ 206.76	$(179,681)	$638.0
2020	$7,785,436	$12,822,505	$ 20,811,763	$16,227,966	$4,322,936	$ 6,438,149	$ 121.70	$149.98	$(24,374)	$492.6
(1)	Dean Stoecker was our Chief Executive Officer from March 1997 through October 4, 2020.
(2)	Mark Anderson has been our Chief Executive Officer since October 5, 2020.
(3)	The individuals comprising the Non-PEO NEOs for each year are listed below:
2020	2021	2022
Robert S. Jones	Dean Darwin	Scott Davidson
Derek Knudsen	Scott Davidson	Paula Hansen
Christopher M. Lal	Paula Hansen	Christopher M. Lal
Kevin Rubin	Kevin Rubin	Kevin Rubin
	Suresh Vittal	Suresh Vittal
(4)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts from the total compensation amount reported in the “Summary Compensation Table” for the PEOs and the Non-PEO NEOs as required by Item 402(v) of Regulation S-K, as set forth in the tables below. Equity values are calculated in accordance with FASB ASC Topic 718 by reference to: (i) for RSUs (excluding the market-based Stockholder Alignment PSUs and ARR-based PSUs), our closing price on applicable year-end date(s) or, in the case of vesting dates, the closing price on the vesting date; (ii) for ARR-based PSUs, the same valuation methodology as RSUs above except year-end values are multiplied by the estimated probability of achievement as of such date; (iii) for the market-based Stockholder Alignment PSUs, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s) and the closing price of our Class A common stock on the New York Stock Exchange as of December 30, 2022 ($50.67); and (iv) for stock options, a Black-Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life equal to the original ratio of expected life relative to the 10-year contractual life multiplied by the remaining contractual term as of the applicable revaluation date (an approach that is consistent with IRS Revenue Procedure 98-34 and that we believe is reasonable and objective under ASC 718), and in all cases based on volatility and risk-free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.

As discussed in the CD&A, in September 2022, certain outstanding stock options with an exercise price of $90 or higher, whether vested or unvested, held by Mr. Anderson and certain of our Non-PEO NEOs, or the Cancelled Options, were cancelled in exchange for RSUs subject to a new two-year vesting schedule, or the Exchange RSUs. The exchange was implemented on a substantially value neutral basis as described in the CD&A. As a result, (i) the fair value of the Cancelled Options is deducted in the Compensation Actually Paid calculation for fiscal 2022 as reflected in the tables below under “- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year” and (ii) the fair value of the Exchange RSUs is included in the Compensation Actually Paid calculation for fiscal 2022 as reflected in the tables below under “+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year.” Because the exchange was implemented on a substantially value neutral basis, the Exchange RSUs are not reflected as incremental value in the 2022 “Summary Compensation Table” (other than to the extent of any minimal additional stock-based compensation expense), but are included in the 2022 Compensation Actually Paid calculations as are the Cancelled Options that vested in prior periods and through 2022 prior to their cancellation. This results in the value of a certain portion of the Cancelled Options that vested during 2022 and the full value of the Exchange RSUs both being included in Compensation Actually Paid in 2022.

74 | 2023 PROXY STATEMENT

2023 Proxy Statement
(5)	Compensation Actually Paid to PEO#1 (Dean Stoecker) reflects the following adjustments from total compensation reported in the “Summary Compensation Table” for the years set forth in the table below:
	PEO 1 - Stoecker
Prior FYE	12/31/2019	12/31/2020	12/31/2021
Current FYE	12/31/2020	12/31/2021	12/31/2022
Fiscal Year	2020	2021	2022
SCT Total	$7,785,436	$0	$0
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($6,796,886)	$0	$0
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$5,153,696	$0	$0
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$2,882,898	$0	$0
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$3,797,361	$0	$0
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$0
Compensation Actually Paid	$12,822,505	$0	$0
(6)
Compensation Actually Paid to PEO#2 (Mark Anderson), which includes the grant date fair value of the Stockholder Alignment PSUs in 2022, reflects the following adjustments from total compensation reported in the “Summary Compensation Table” for the years set forth in the table below:

	PEO 2 - Anderson
Prior FYE	12/31/2019	12/31/2020	12/31/2021
Current FYE	12/31/2020	12/31/2021	12/31/2022
Fiscal Year	2020	2021	2022
SCT Total	$20,811,763	$13,751,007	$ 57,191,521
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($20,198,623)	($12,573,091)	($ 55,823,051)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$15,462,432	$ 10,048,566	$ 55,014,890
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$43,635	($ 6,934,530)	($ 415,819)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$ 782,470
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$108,759	($ 1,874,237)	$ 1,019,356
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	($1,925,812)
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$ 0
Compensation Actually Paid	$ 16,227,966	$2,417,716	$ 55,843,555
2023 PROXY STATEMENT | 75

2023 Proxy Statement
(7)
Compensation Actually Paid to Non-PEO NEOs, which includes the grant date fair values of the Stockholder Alignment PSUs in 2022, reflects the following adjustments from total compensation reported in the “Summary Compensation Table” for the years set forth in the table below:

	Non-PEO NEOs
Prior FYE	12/31/2019	12/31/2020	12/31/2021
Current FYE	12/31/2020	12/31/2021	12/31/2022
Fiscal Year	2020	2021	2022
SCT Total	$4,322,936	$8,785,359	$ 17,436,169
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($ 3,702,471)	($ 8,054,863)	($ 16,593,031)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$3,132,787	$3,945,817	$ 14,348,489
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$1,016,059	($1,057,205)	($ 374,717)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$803,639	$683,000
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,668,838	($ 469,292)	$53,592
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	($ 99,381)
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$0
Compensation Actually Paid	$ 6,438,149	$ 3,953,455	$15,454,121
(8)
The Peer Group TSR set forth in this table utilizes the NASDAQ Computer Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019 through the end of the listed year in each of the company and in the NASDAQ Computer Index. Historical stock performance is not necessarily indicative of future stock performance.

(9)	The dollar amounts reported represent the amount of net loss reflected in our audited consolidated financial statements for the applicable fiscal year.
(10)
We determined ARR to be the most important financial performance measure used to link company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022. We calculate ARR as the annualized recurring value of all active subscription contracts at the end of a reporting period and exclude the value of non-recurring revenue streams, such as certain professional services.

Tabular List of Most Important Financial and Non-Financial Performance Measures
The following list presents the financial and non-financial performance measures that the company considers to have been the most important in linking Compensation Actually Paid to our PEO and non-PEO NEOs for 2022 to company performance.
Annual Recurring Revenue
Revenue
Class A Common Stock Price
Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between and among the information presented in the Pay versus Performance table above. As described in more detail in the CD&A, our executive compensation program reflects a pay-for-performance philosophy of heavily weighting total target compensation to long-term equity awards that motivate our executives to take actions in support of longer-term stockholder interests. The Compensation Actually Paid to our PEOs and our Non-PEO NEOs is significantly impacted by our Class A common stock price. Moreover, we generally seek to incentivize long-term performance and therefore have not and do not specifically align our performance measures with Compensation “Actually Paid,” as defined by SEC rules, for a particular year.
76 | 2023 PROXY STATEMENT

2023 Proxy Statement
Description of Relationship Between Company Total Stockholder Return (“TSR”) and Peer Group TSR; Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs and the company’s cumulative TSR over the three most recently completed fiscal years. This chart also compares our cumulative TSR over the three most recently completed fiscal years to that of the NASDAQ Computer Index over the same period. The Stockholder Alignment PSUs granted in March 2022, which represent a substantial portion of compensation for 2022, are intended to incentivize and reward significant and sustained outperformance by Mr. Anderson and certain Non-PEO NEOs to drive the company’s strategic direction and value creation over a seven-year period commencing in March 2022. Accordingly, neither the grant date fair value nor the fair value as calculated pursuant to Item 402(v) of Regulation S-K as of December 31, 2022 of the Stockholder Alignment PSUs directly correlate to our cumulative TSR as of December 31, 2022 since the Stockholder Alignment PSUs are designed to drive stock price growth over the long term.

Compensation Actually Paid ($M)
Value of $100 Investment From 12/31/2019
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
$55.84
$206.76
$149.98
$132.79
$121.70
$16.23
$12.82
$60.46
$50.63
$15.45
$6.44
$3.95
$2.42
12/31/2020
12/31/2021
12/31/2022
PEO 1 CAP ($M)
PEO 2 CAP ($M)
Average NEO CAP ($M)
AYX TSR
NASDAQ Computer Index TSR

2023 PROXY STATEMENT | 77

2023 Proxy Statement
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Loss
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs and our net loss during the three most recently completed fiscal years. We do not use net loss as a performance measure in our overall executive compensation program. The Compensation Actually Paid to our PEOs and our Non-PEO NEOs is not always aligned with our net loss, as shown below, primarily due to the large percentage of our NEOs’ total annual compensation comprising equity awards, a result of which is much greater sensitivity of Compensation Actually Paid to our Class A common stock price.

$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
Compensation Actually Paid ($M)
$0
$(50,000)
$(100,000)
$(150,000)
$(200,000)
$(250,000)
$(300,000)
$(350,000)
Net Loss ($ thousands)
$(24,374)
$(179,681)
$(318,499)
$12.82
$16.23
$6.44
$2.42
$3.95
$55.84
$15.45
12/31/2020
12/31/2021
12/31/2022
PEO 1 CAP ($M)
PEO 2 CAP ($M)
Average NEO CAP ($M)
Net Loss ($ thousands)

78 | 2023 PROXY STATEMENT

2023 Proxy Statement
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Annual Recurring Revenue
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs and our Annual Recurring Revenue during the three most recently completed fiscal years. As discussed above, ARR has been a key performance measure and was used to determine the payout under our 2022 Bonus Plan and our 2022 PSUs. While our compensation committee evaluates performance relative to several financial and non-financial performance measures for purposes of determining incentive-based pay, we believe ARR was the most important financial performance measure used to link Compensation Actually Paid to company performance in 2022 because it has been the primary metric we use, together with revenue, to evaluate our financial performance and has been the metric used by investors to assess the health and trajectory of our software subscription business, providing investors with visibility into the predictable, recurring revenue from our subscriptions.

Compensation Actually Paid ($M)
Annual Recurring Revenue ($M)
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
$1,000.0
$900.0
$800.0
$700.0
$600.0
$500.0
$400.0
$300.0
$200.0
$12.82
$16.23
$6.44
$492.6
$2.42
$3.95
$638.0
$55.84
$15.45
$833.5
12/31/2020
12/31/2021
12/31/2022
PEO 1 CAP ($M)
PEO 2 CAP ($M)
Average NEO CAP ($M)
Annual Recurring Revenue ($M)

2023 PROXY STATEMENT | 79

2023 Proxy Statement
Limitations on Liability and Indemnification Matters
Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•	any transaction from which the director derived an improper personal benefit.
Our restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers and certain of our key employees, in addition to the indemnification provided for in our restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers and key employees for the defense of any action for which indemnification is required or permitted.
We believe that provisions of our restated certificate of incorporation, amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified directors, officers and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 10b5-1 Sales Plans
From time to time in accordance with our Insider Trading Policy, certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances as set forth in our Insider Trading Policy. In accordance with the SEC’s recent Rule 10b5-1 amendments, we recently amended our Insider Trading Policy to impose a mandatory cooling-off period for our directors and executive officers and prohibit overlapping and single trade 10b5-1 plans, subject to certain exceptions.
80 | 2023 PROXY STATEMENT

2023 Proxy Statement
Equity Compensation Plan Information
The following table presents information as of December 31, 2022 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.
Plan category	Number of securities to be issued upon exercise of outstanding securities (#)	Weighted-average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2)	11,033,884(3)	41.43	18,320,177(4)
Equity compensation plans not approved by security holders	—	—	—
Total	11,033,884	41.43	18,320,177
(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs or PSUs, since RSUs and PSUs have no exercise price.
(2)	Includes the 2013 Plan and 2017 Plan and excludes purchase rights accruing under the 2017 Employee Stock Purchase Plan, or the 2017 ESPP.
(3)
Includes 439,078 shares subject to outstanding awards granted under the 2013 Plan, all of which were subject to outstanding options and no shares were subject to outstanding RSU awards, and 10,594,806 shares subject to outstanding awards granted under the 2017 Plan, of which 666,657 shares were subject to outstanding options, 6,869,607 shares were subject to outstanding RSU awards and 3,058,542 shares were subject to outstanding PSU awards.

(4)
There are no shares of common stock available for issuance under our 2013 Plan, but that plan will continue to govern the terms of options granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2013 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2017 Plan. In addition, the number of shares reserved for issuance under our 2017 Plan increased automatically by 3,475,114 shares on January 1, 2023 and will increase automatically on the first day of January of each of 2024 through 2027 by the number of shares equal to 5% of the total issued and outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our board of directors. As of December 31, 2022, there were 3,637,969 shares of Class A common stock available for issuance under the 2017 ESPP. The number of shares reserved for issuance under our 2017 ESPP increased automatically by 695,022 shares on January 1, 2023 and will increase automatically on the first day of January of each year during the term of the 2017 ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our board of directors.

2023 PROXY STATEMENT | 81

2023 Proxy Statement
Certain Relationships and Related Party Transactions
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1 Election of Directors—Director Compensation”, respectively, since January 1, 2022, the following are the transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.
Commercial Relationship with Stockholder
From time to time, affiliates of Capital World Investors have purchased products and services from us. During 2022, affiliates of Capital World Investors were beneficial holders of more than 5% of our Class A common stock. During the year ended December 31, 2022, the total amount billed to affiliates of Capital World Investors for our products and services was $2.1 million.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers.
For more information regarding these agreements, see the section titled “Executive Compensation—Limitations on Liability and Indemnification Matters.”
Review, Approval or Ratification of Transactions with Related Parties
Our written related party transactions policy and the charters of our audit committee and nominating and corporate governance committee adopted by our board of directors require that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our audit committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by our nominating and corporate governance committee.
82 | 2023 PROXY STATEMENT

2023 Proxy Statement
Report of the Audit Committee
The information contained in the following report of our audit committee is not considered to be “soliciting material”, “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
Our audit committee has reviewed and discussed with our management and Deloitte & Touche LLP our audited consolidated financial statements for the year ended December 31, 2022. Our audit committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”
Our audit committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence and has discussed with Deloitte & Touche LLP its independence from us.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the U.S. Securities and Exchange Commission.
Submitted by the Audit Committee
Timothy I. Maudlin, Chair
Charles R. Cory
CeCe Morken
2023 PROXY STATEMENT | 83

2023 Proxy Statement
Additional Information
Stockholder Proposals to be Presented at Next Annual Meeting
Our amended and restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at our corporate headquarters, which is located at Alteryx, Inc., 17200 Laguna Canyon Road, Irvine, California 92618, Attn: Corporate Secretary.
To be timely for our 2024 annual meeting of stockholders, a stockholder’s notice for the proposal of business or the nomination of directors must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Pacific Time on February 2, 2024 and not later than 5:00 p.m. Pacific Time on March 3, 2024. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2024 annual meeting of stockholders must be received by us not later than December 6, 2023 to be considered for inclusion in our proxy materials for that meeting.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the forms filed with the SEC and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2022, except for a Form 4 that was not timely filed due to an administrative error with respect to Mr. Stoecker in March 2022.
Available Information
We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Alteryx, Inc.
17200 Laguna Canyon Road
Irvine, California 92618
Attn: Corporate Secretary
The Annual Report is also available at https://investor.alteryx.com under “SEC Filings” in the “Financials” section of our website.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.astfinancial.com and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
84 | 2023 PROXY STATEMENT

2023 Proxy Statement
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call American Stock Transfer & Trust Company, LLC, our transfer agent, at (800) 937-5449 or visit www.astfinancial.com with questions about electronic delivery.
“Householding”—Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our Annual Report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report and other proxy materials, you may write our Corporate Secretary at 17200 Laguna Canyon Road, Irvine, California 92618, Attn: Corporate Secretary, telephone number (888) 836-4274.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or Annual Report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Corporate Secretary at the address or telephone number listed above.
2023 PROXY STATEMENT | 85

2023 Proxy Statement
Other Matters
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors,

Christopher M. Lal
Chief Legal Officer and Corporate Secretary
86 | 2023 PROXY STATEMENT

alteryx

ALTERYX, INC.
17200 LAGUNA CANYON ROAD
IRVINE, CA 92618

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 16, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AYX2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V08753-P85810

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALTERYX, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Charles R. Cory
02) Jeffrey L. Horing
03) Dean A. Stoecker

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V08754-P85810

ALTERYX, INC.
Annual Meeting of Stockholders
May 17, 2023 8:00 A.M. PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark Anderson and Christopher M. Lal, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ALTERYX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held exclusively online via webcast at 8:00 A.M. PT on Wednesday, May 17, 2023 at www.virtualshareholdermeeting.com/AYX2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side